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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒                        Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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Diplomat Pharmacy, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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LETTER TO OUR SHAREHOLDERS

April 30, 2018

To our Shareholders:

We cordially invite you to attend our 2018 annual meeting of shareholders, which will be held on Tuesday, June 12, 2018, at 4:30 p.m. Eastern Time, at the Lotte New York Palace, 455 Madison Avenue, New York, NY 10022. The business to be conducted at the annual meeting is set forth in the attached Notice of 2018 Annual Meeting of Shareholders and Proxy Statement.

Diplomat grew with purpose in 2017, bolstering our capabilities to thrive in the changing healthcare market. Expanding our opportunity for 2018 and beyond, we made strategic investments to address unmet market needs and deepen existing relationships. We've built the foundation to solve the biggest challenges facing patients and partners across the continuum of care.

We appreciate the trust you place in us to achieve our goals. As I look forward, I am confident that our strategy—aligning our services to deliver the best access and patient care—has set us up to grow.

As always, everything we do at Diplomat is with patients in mind—not just to make the most of the opportunities before us but also because it is the right thing to do.

Jeff Park
Interim Chief Executive Officer

Corporate Headquarters
4100 S. Saginaw Street
Flint, MI 48507
(888) 720-4450

DIPLOMAT PHARMACY, INC.
NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

Our 2018 annual meeting of shareholders will be held on June 12, 2018 at 4:30 p.m. Eastern Time, at the Lotte New York Palace, 455 Madison Avenue, New York, NY 10022 to conduct the following items of business:

  •
  To elect three Class I directors named in the accompanying proxy statement, each to serve for a three-year term or until his or her successor has been duly elected and qualified.

  •
  To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018.

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  To approve (on an advisory basis) the compensation of our named executive officers.

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  To transact any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

Only holders of our common stock at the close of business on April 18, 2018, the record date, are entitled to receive this notice and to attend and vote at the annual meeting.

We have elected to furnish proxy materials to you primarily through the Internet, which expedites your receipt of materials, lowers our expenses, and conserves natural resources. On or about April 30, we intend to mail to our shareholders of record a notice containing instructions on how to access our 2018 proxy statement and 2017 annual report through the Internet and how to vote through the Internet. The notice also will include instructions on how to receive such materials, at no charge, by paper delivery (along with a proxy card) or by e-mail. Beneficial owners will receive a similar notice from their broker, bank, or other nominee. Please do not mail in the notice, as it is not intended to serve as a voting instrument. Notwithstanding anything to the contrary, we may send certain shareholders of record a full set of proxy materials by paper delivery instead of the notice or in addition to sending the notice.

You can elect to receive future proxy materials by e-mail at no charge instead of receiving these materials by paper delivery by voting using the Internet and, when prompted, indicating you agree to receive or access shareholder communications electronically in future years.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote promptly and save us the expense of additional solicitation. If you attend the annual meeting, you may revoke your proxy in accordance with the procedures set forth in the proxy statement and vote in person.

By Order of the Board of Directors
Christina Flint General Counsel and Secretary
Flint, Michigan April 30, 2018

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and therefore you should read the entire proxy statement before voting. For more complete information regarding the 2017 performance of Diplomat Pharmacy, Inc. (the "Company"), review the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

Please Vote Today

Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote promptly to save us the expense of additional solicitation. Please carefully review the proxy materials for the 2018 annual meeting and follow the instructions below to cast your vote on all of the proposals.

Proposals, Board Recommendations, and Required Vote

Board
Proposal		Recommendation	Required Vote
No. 1 -	Election of Directors (page 6)	FOR each nominee	Plurality
No. 2 -	Ratification of Independent Registered Public Accounting Firm (page 51)	FOR	Majority of the votes cast that are entitled to vote
No. 3 -	Advisory Vote to Approve Named Executive Officer Compensation (page 52)	FOR	Majority of the votes cast that are entitled to vote

Voting Methods in Advance of Annual Meeting

Even if you plan to attend the 2018 annual meeting in person, please vote right away using one of the following voting methods (see page 3 for additional details). Make sure to have your proxy card or voting instruction card in hand and follow the instructions.

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  Use the Internet.    Visit the website listed on your notice card, proxy card, voting instruction card, or e-mail notification.

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  Call by Telephone.    Call the telephone number on your notice card, proxy card or voting instruction card.

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  Send by Mail.    Sign, date and return your proxy card or voting instruction card in the enclosed envelope.

Attend and Vote at Annual Meeting

Date:	June 12, 2018
Time:	4:30 p.m.
Location:	Lotte New York Palace, 455 Madison Avenue, New York, NY 10022

Shareholders of record and beneficial owners (if in possession of a proxy from your broker, bank or other nominee) as of April 18, 2018 may attend and vote at the annual meeting.

i

Director Nominees

The Board of Directors of the Company (the "Board") currently consists of seven directors serving three-year staggered terms. Three Class I directors are to be elected at the annual meeting to hold office until the 2021 annual meeting of shareholders. The Board has re-nominated three current Class I directors, Mr. David Dreyer, Mr. Philip R. Hagerman, and Ms. Shawn C. Tomasello, each for three-year terms. In 2014, the Nominating and Corporate Governance Committee engaged a professional third-party search firm to identify Board nominees, consistent with the Company's criteria for Board membership, and such engagement resulted in the appointment of Ms. Tomasello. The following table provides summary information about such director nominees.

		Director		Primary	Committee	Current Public Company
Name	Age	Since	Independent	Occupation	Memberships	Boards
David Dreyer	61	2014	Yes	Chief Financial Officer, Prolacta Bioscience, Inc.	Audit (Chair) and Compensation (Chair)	Infusystem Holdings, Inc.
Philip R. Hagerman	65	1991	No	Former Chief Executive Officer, Diplomat Pharmacy, Inc.; currently Chief Executive Officer, Skypoint Ventures, LLC	None	None
Shawn C. Tomasello	59	2015	Yes	Chief Commercial Officer, Kite Pharma, Inc., a Gilead Sciences, Inc. company	Compensation	None

Director Qualifications

We believe that our directors as a group have an appropriate mix of qualifications, attributes, skills, and experience.

See "Proposal No. 1—Election of Directors—Specific Qualifications, Attributes, Skills, and Experience to be Represented on the Board" and "—Director Background and Qualifications" beginning on page 7 for further discussion of these key qualifications that we consider important for service on our Board and additional information on each of our directors.

Ratification of Independent Registered Public Accounting Firm

At the 2018 annual meeting, shareholders are being asked to ratify the appointment of BDO USA, LLP ("BDO") as the Company's independent registered public accounting firm for 2018. BDO has provided the Company with audit services since 2008.

The following table sets forth the fees the Company was billed for audit and other services provided by BDO in 2017 and 2016. All of such services were approved in conformity with the pre-approval policies and procedures of the Audit Committee, and the Audit Committee, based on its reviews and discussions with management and BDO, determined that the provision of these services was compatible with maintaining BDO's independence.

	2017 ($)	2016 ($)
Audit Fees	1,001,432	882,120
Audit-Related Fees	266,080	15,321
Tax Fees	351,876	332,410

Total Fees	1,619,388	1,229,851

Corporate Governance Highlights

The Company and Board are committed to evaluating the Company's corporate governance policies and practices to ensure good corporate governance practices that are appropriate to the Company and its shareholders.

Lead Director; Independent Board Chair. In February 2017, the Board established the role of an independent Lead Director and our independent Board members appointed Mr. Benjamin Wolin, a member of the Nominating and Corporate Governance Committee and the Audit Committee, to serve as the independent Lead Director. In January 2018, Mr. Benjamin Wolin was appointed Chairman of the Board concurrently with the retirement of our former Chairman and Chief Executive Officer, Phil Hagerman. This transition established the Company's first independent board chair.

Board Refreshment; Independence; Diversity. When we completed our initial public offering in the fourth quarter of 2014, we were a controlled company and our Board consisted of six directors, including five company officers and only one independent member. Since such time, we have transitioned to a majority independent board, having added five new board members, including two women, with a broad range of industry, governance and financial expertise. Our Board now consists of seven directors, including five independents, and each of our committees now consists entirely of independent directors.

Anti-pledging. In March 2018, we amended our insider trading policy to prohibit any covered person (including executive officers and directors) from pledging Company shares in any manner.

Stock Ownership Guidelines for Executive Officers and Non-Employee Directors. Also in March 2018, we adopted stock ownership guidelines for our executive officers and non-employee directors, which generally require our chief executive officer and president to own a number of shares equal in value to 5x his or her base salary, other executive officers to own a number of shares equal in value to 3x their base salary and non-employee Directors to own a number of shares equal in value to 3x their annual cash retainer, in each case within a 5-year compliance period.

Age Limit for Directors. We also recently updated our corporate governance guidelines to provide for a mandatory retirement age of 72, absent certain circumstances that allow for waivers of such policy by determination of the Board.

These measures supplement the Company's other governance practices, highlights of which include:

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  Annual Board and committee performance evaluations;

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  Appropriately tailored governance policies, including anti-hedging policies and a clawback policy for the annual bonus plan;

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  Shareholder engagement, as appropriate; and

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  An engaged Board — on average, each director attended at least 80% of the meetings of the Board and the committees of which he or she was a member.

Executive Compensation Highlights

See "Compensation Discussion and Analysis—Executive Summary" beginning on page 22 for a summary of key compensation matters for fiscal 2017.

Executive Transitions in 2017 and 2018

The Company experienced significant executive transitions in 2017, which materially impacted the named executive officer compensation program in 2017. On May 1, 2017, the Company appointed Mr. Atul Kavthekar as Chief Financial Officer and Treasurer.

In addition, on August 7, 2017, Mr. Paul Urick resigned as President of the Company (although he continued as an employee until November 7, 2017), at which time he entered into a severance agreement; see "Potential Payments Upon Termination or Change in Control—Urick Severance Agreement," which materially affected Mr. Urick's total compensation in 2017. Also in August 2017, the Board appointed Mr. Joel Saban to serve as the Company's President. In connection with his appointment, Mr. Saban entered into an employment agreement which provided for a set base salary, severance benefits and a new hire equity award, as further described in "Potential Payments Upon Termination or Change in Control—Saban Employment Agreement."

These executive transitions significantly altered the Company's historical compensation program for its named executive officers, as the 2017 compensation of Mr. Kavthekar and Mr. Saban were driven by individual negotiations pursuant to employment arrangement upon hiring, and, in the case of Mr. Urick, pursuant to his severance agreement, rather than pursuant to the Company's historical practices.

For a more detailed discussion of these executive transitions and their effect on named executive officer compensation, see "Compensation Discussion and Analysis—Executive Summary" beginning on page 22.

The executive transitions continued in 2018, as on January 4, 2018, the Company's founder, Phil Hagerman, announced his retirement as Chief Executive Officer, and the Board appointed Mr. Jeff Park as interim Chief Executive Officer. Mr. Park joined the Board in June 2017 and has a unique understanding of the pharmacy benefit management ("PBM") and pharmacy industries. His operational expertise and experience in oversight of integrations make him well suited to lead the Company as Interim CEO. Messrs. Hagerman and Park will continue to serve as members of the Board. Mr. Hagerman has been appointed Chairman Emeritus of the Board.

Fiscal 2017 Target Annual Compensation Determinations.

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  In the case of Mr. Hagerman, the Company's former Chief Executive Officer, all targeted compensation other than base salary took the form of equity awards, including, for the first time in 2017, restricted stock units ("RSUs").

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  As discussed above, the 2017 compensation of Messrs. Saban and Kavthekar was primarily driven by individual negotiations in connection with their hiring.

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  The 2017 target annual compensation of the other named executive officers was adjusted in April 2017 by the Board, at which time the named executive officers included Mr. Hagerman, Mr. Urick and Mr. Rice.

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  Consistent with the prior year, the Board included the named executive officers then employed except Mr. Hagerman, our former Chief Executive Officer, in the Company's annual bonus plan. Accordingly, Mr. Urick and Mr. Rice participated in such plan for the full target amounts while Mr. Saban and Mr. Kavthekar were eligible for a pro rata portion based on their service time through the year.

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  The 2017 bonus plan was approved by the Compensation Committee in March 2017. The 2017 bonus plan for Mr. Urick and Mr. Rice and certain other eligible key employees was based on specified Adjusted EBITDA (60%) and revenue performance goals (30%), in each case exclusive of the effect of mergers and acquisitions transacted during the bonus plan year, and individual performance goals (10%) for 2017, all of which was consistent with the 2016 bonus plan.

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  The 2017 equity award program of annual grants was approved in April 2017. In 2017, for retention purposes and based on input from its compensation consultant, the compensation committee determined to add RSUs to the equity award program. In 2016, the equity award program for named executive officers, independent of new hire or promotion grants, consisted exclusively of performance-based options.

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  All named executive officers employed at the time of the April 2017 grant participated in such equity award program and received a portion of the annual grant in stock options to purchase a number of shares of common stock of the Company, to be earned or forfeited based upon the Company's performance relative to the specified Adjusted EBITDA and revenue goals for 2017.

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  The relative allocation between RSUs and performance-based options varied in accordance with the relative responsibility of the participants (90% performance-based options in the case of Mr. Hagerman, 75% in the case of Mr. Urick, and 60% in the case of Mr. Rice).

v

    •
    In contrast to the RSUs granted to non-executive officers of the Company, many of which vest pro rata over three years, none of the RSUs granted to Messrs. Hagerman, Urick and Rice vest until three years following the grant date.

    •
    Each of the performance-based option awards and the RSU awards contained "double-trigger" vesting upon a change in control.

See "Compensation Discussion and Analysis—2017 Compensation Determinations" for further description of how the components of target annual compensation are determined.

2017 Actual Performance. We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, share-based compensation, restructuring and impairment charges, equity loss and impairment of non-consolidated entities, and certain other items that we do not consider indicative of our ongoing operating performance. For purposes of the bonus plan and equity award program, Adjusted EBITDA and revenue exclude the effect of mergers and acquisitions transacted during the bonus plan year. Accordingly, Adjusted EBITDA and revenue as presented in this proxy statement differ from the Company's reported Adjusted EBITDA and revenue in 2017. In 2017, the Company's threshold Adjusted EBITDA and revenue targets, as calculated for purposes of the bonus plan and the performance-based equity plan, respectively, were not achieved. Accordingly, all performance-based equity grants were forfeited.

Discretionary Cash Bonuses. The Company did not achieve the threshold revenue and Adjusted EBITDA targets set forth under the 2017 bonus plan, similar to the performance under the 2016 bonus plan. However, unlike for 2016, the Compensation Committee and Board believed that the 2017 bonus participants should be compensated for the Company's financial performance, significant transactions, as well as other considerations, despite the failure to satisfy the objective performance goals. In creating such discretionary program and to establish the discretionary cash bonus pool for all participants, the Compensation Committee considered the Company's revenue and Adjusted EBITDA 2017 performance relative to the Board-approved budget and the median of initial market guidance range provided in the first quarter of 2017 (with actual performance excluding acquisitions after such date) and the achievement of individual performance goals, as well as the execution of transformative actions to position the Company for long-term growth including acquisitions and integration activities throughout 2017. Specifically, the 2017 bonus plan's objective financial performance goals were a significant stretch compared to budget and initial guidance. As a result, a 92% payout pool was approved for all participants, or $1.9 million in aggregate (which was accrued in full in the Company's 2017 consolidated financial statements). The Compensation Committee determined to include Messrs. Saban, Kavthekar and Rice, among the participants receiving such discretionary bonus based on the foregoing considerations, the leadership achievements of such persons in the transformative activities in 2017, that Messrs. Saban and Kavthekar were newly hired in 2017 and Mr. Rice was promoted in late 2016, and retention. Therefore, the Compensation Committee recommended, and the Board approved, discretionary cash bonuses to each of Messrs. Saban, Kavthekar and Rice in amounts equal to 92% of their respective target cash bonus (pro-rated for service during the year for each of Messrs. Saban and Kavthekar), inclusive of the full achievement for individual performance goals for each person. Mr. Hagerman did not participate in the 2017 bonus plan and did not receive a discretionary cash bonus for 2017 performance.

For further discussion of our annual incentive bonus plan, discretionary cash bonuses, and our long-term incentive compensation, see "Compensation Discussion and Analysis—2017 Pay-for-Performance—2017 Annual Bonus Plan," "—2017 Equity Awards—Performance-Based Stock Option Awards" "—2017 Discretionary Cash Bonuses" and "—2017 Long-Term Equity—2017 Equity Awards—Restricted Stock Units."

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
JUNE 12, 2018

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors (the "Board") of Diplomat Pharmacy, Inc. (the "Company," "Diplomat," "our," "us," or "we") is soliciting your proxy, as a holder of our common stock, for use at our 2018 annual meeting of shareholders and any adjournment or postponement of such meeting. The 2018 annual meeting will be held on Tuesday, June 12, at 4:30 p.m. Eastern Time, at the Lotte New York Palace, 455 Madison Avenue, New York, NY 10022.

The notice of annual meeting, proxy statement, and form of proxy was first mailed to shareholders of record of our common stock on or about April 30, 2018.

What is the purpose of the annual meeting?

At the annual meeting, you will be voting on:

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  The election of three Class I directors named in this proxy statement, each to serve for a three-year term or until his or her successor has been duly elected and qualified.

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  The ratification of the appointment of BDO USA, LLP ("BDO") as our independent registered public accounting firm for the year ending December 31, 2018.

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  The approval (on an advisory basis) of the compensation of our named executive officers.

The Board recommends a vote FOR each of the director nominees listed in this proxy statement, FOR the ratification of BDO's appointment, and FOR the approval of the compensation of our named executive officers. We are not aware of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card gives authority to your proxies to vote on such matter in their best judgment; proxy holders named in the proxy card will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.

During or immediately following the annual meeting, management will report on our performance and will respond to appropriate questions from shareholders. Representatives of BDO will be present at the annual meeting, will make a statement, if they desire to do so, and will answer appropriate questions from our shareholders.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on April 18, 2018, the record date, provided such shares are held directly in your name as the shareholder of record or are held for you as the beneficial owner through a broker, bank or other nominee. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. As of April 18, 2018, we had 74,082,806 shares of common stock outstanding and entitled to vote.

What is the difference between holding shares as a shareholder of record and a beneficial owner?

Shareholders of Record. If your shares are registered directly in your name with the Company's transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and the applicable proxy materials are being sent directly to you by Broadridge Investor Communications Solutions ("Broadridge") on behalf of the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company through a proxy card, through the Internet, or by telephone, or to vote in person at the annual meeting.

Beneficial Owners. Many of the Company's shareholders hold their shares through a broker, bank or other nominee rather than directly in their own names. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares, and the applicable proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. Your broker, bank or nominee has enclosed voting instructions for you to use in directing the broker, bank, or nominee on how to vote your shares. Since you are not the shareholder of record, you may not vote these shares in person at the annual meeting unless you obtain a proxy from your broker, bank, or nominee and bring such proxy to the annual meeting.

Why did I receive a Notice in the mail regarding Internet availability of proxy materials?

The Company has elected to furnish proxy materials to you primarily through the Internet, which expedites the receipt of materials, lowers our expenses, and conserves natural resources. If you received the Notice containing instructions on how to access this proxy statement and the 2017 annual report through the Internet, please do not mail in the Notice, as it is not intended to serve as a voting instrument.

How can I access the Company's proxy and other reports filed with the United States Securities and Exchange Commission ("SEC")?

The Company's website, www.diplomat.is, under the Investors—Financial Information—SEC Filings tab, provides free access to the Company's reports with the SEC as soon as reasonably practicable after the Company electronically files such reports with, or furnishes such reports to, the SEC, including proxy materials, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports. Further, you can view these documents on a website maintained by the SEC at www.sec.gov.

As noted above, most shareholders will receive a Notice with instructions on how to view the proxy materials through the Internet (at www.proxyvote.com). The Notice includes a control number that must be entered at the website in order to view the proxy materials. The Notice also describes how to receive the proxy materials by paper delivery or e-mail. You can elect to receive future proxy materials by e-mail at no charge by voting using the Internet and, when prompted, indicating you agree to receive or access shareholder communications electronically in future years. If you would like to receive additional paper copies without charge, please send a written request to the Company's executive office: Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw Street, Flint, MI 48507.

The references to the website addresses of the Company and the SEC in this proxy statement are not intended to function as a hyperlink and, except as specified herein, the information contained on such websites is not part of this proxy statement.

May I vote my shares in person at the annual meeting?

Even if you plan to be present at the meeting, we encourage you to vote your shares prior to the meeting.

Shareholders of Record. If you are a shareholder of record and attend the annual meeting, you may deliver your completed proxy card or vote by ballot.

Beneficial Owners. If you hold your common shares through a bank, broker, or other nominee and want to vote such shares in person at the annual meeting, you must obtain a proxy from your broker, bank or other nominee giving you the power to vote such shares.

Can I vote my shares without attending the annual meeting?

By Mail. If you received your annual meeting materials by paper delivery, you may vote by completing, signing, and returning the enclosed proxy card or voting instruction card. Please do not mail in the Notice, as it is not intended to serve as a voting instrument.

By Telephone. You may vote by telephone as indicated on your enclosed proxy card or voting instruction card.

Through the Internet. You may vote through the Internet as instructed on your Notice, proxy card, voting instruction card, or e-mail notification. To vote through the Internet, you must enter the control number that was provided on your Notice, proxy card, voting instruction card, or e-mail notification. If you do not have any of these materials and are a shareholder of record, you may contact Diplomat at Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw Street, Flint, Michigan, 48507 to request a proxy card (which will include your control number) to be mailed to your address on record or an e-mail with your control number to be sent to your e-mail address on record. If you do not have any of these materials and are a beneficial owner, you must contact your broker, bank, or other nominee to obtain your control number.

Can I change my vote?

Shareholders of Record. You may change your vote at any time before the proxy is exercised by voting in person at the annual meeting or by filing with our Secretary either a notice revoking the proxy or a properly signed proxy, in each case bearing a later date. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you vote at the meeting.

Beneficial Owners. If you hold your shares through a bank, broker, or other nominee, you should contact such person prior to the time such voting instructions are exercised.

What does it mean if I receive more than one Notice, proxy card, voting instruction card, or e-mail notification?

If you receive more than one Notice, proxy card, voting instruction card, or e-mail notification, it means that you have multiple accounts with banks, brokers, other nominees, and/or our transfer agent. Please vote each document that you receive. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, 480 Washington Blvd., 29th Floor, Jersey City, NJ 07310; Telephone: (201) 680-5258.

What if I do not vote for some of the items listed on my proxy card or voting instruction card?

Shareholders of Record. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Proxy cards that are signed and returned, but do not contain voting instructions with respect to certain matters, will be voted in accordance with the recommendations of the Board on such matters.

Beneficial Owners. If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice or return the voting instruction card, the bank, broker, or other nominee will determine if it has the discretionary authority to vote on each matter. Under applicable law and New York Stock Exchange ("NYSE") rules and regulations, a bank, broker, or nominee has the discretion to vote on routine matters, including the ratification of the appointment of an independent registered public accounting firm. For all other matters at the 2018 annual meeting, the Company believes that your broker and certain banks and nominees will be unable to vote on your behalf if you do not instruct them how to vote your shares. If you do not provide voting instructions, your shares may be considered "broker non-votes" with regard to the non-routine proposals because the broker and certain other nominees will not have the discretionary authority to vote thereon. Therefore, it is very important for you to vote your shares for each proposal.

How many shares must be present to hold the meeting?

To conduct the annual meeting, a majority of our outstanding shares entitled to vote as of April 18, 2018 must be present in person or by proxy at the meeting. This is known as a quorum. Abstentions and broker non-votes will be considered present for purposes of determining a quorum.

What vote is required to approve each item of business?

Proposal No. 1—Election of Directors. The three nominees receiving the highest number of "for" votes at the meeting will be elected as Class I directors. This number is called a plurality. Withheld votes and broker non-votes will have no effect on the outcome of the vote.

Proposal No. 2—Ratification of Appointment of BDO. The affirmative vote of holders of a majority of shares cast and entitled to vote, present in person or by proxy, is required for ratification of the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2018. Abstentions will have no effect on the outcome of the vote.

Proposal No. 3—Advisory Approval of the Compensation of Our Named Executive Officers. The affirmative vote of holders of a majority of shares cast and entitled to vote, present in person or by proxy, is required for the approval of the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Other Matters. If any other matter is properly submitted to the shareholders at the annual meeting, its adoption generally will require the affirmative vote of holders of a majority of shares cast and entitled to vote, present in person or by proxy. The Board does not propose to conduct any business at the annual meeting other than as stated above.

Is a registered list of shareholders available?

The names of shareholders of record entitled to vote at the annual meeting will be available to shareholders entitled to vote at the meeting on Tuesday, June 12, 2018 for any purpose reasonably relevant to the meeting.

Who will count the votes and where can I find the voting results?

Broadridge will tabulate the voting results. We intend to announce the preliminary voting results at the annual meeting and, in accordance with rules of the SEC, we intend to publish the final results in a Current Report on Form 8-K within four business days of the annual meeting.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board currently consists of seven directors serving three-year staggered terms. The three directors to be elected at the 2018 annual meeting will hold office until the 2021 annual meeting of shareholders (Class I directors). Each director will serve until a successor is duly elected and qualified or until such director's earlier resignation, retirement or death. The remaining directors are Class II directors (terms expire in 2019) or Class III directors (terms expire in 2020).

The Nominating and Corporate Governance Committee will consider re-nominating incumbent directors who continue to satisfy the Committee's criteria for membership on the Board, continue to make important contributions to the Board, and consent to continue their service on the Board. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director's past attendance at meetings, participation in and contributions to the activities of the Board and the Company, the results of Board self-evaluations, any potential or actual conflicts of interest, and other qualifications and characteristics. In connection with the selection and nomination process, the Nominating and Corporate Governance Committee also reviews the desired experience, mix of skills and other individual and aggregate qualities and attributes to assure appropriate Board composition, taking into account the current Board members, the specific needs of the Company and the Board, and the Board's ongoing self-evaluations. In accordance with the Corporate Governance Guidelines and as part of this process, the Nominating and Corporate Governance Committee evaluates diversity in the broad sense, recognizing the benefits of racial and gender diversity, but also considers the breadth of background, skills, and experiences that candidates may bring to the Board. If a vacancy on the Board occurs or the Board increases in size, the Committee will actively seek individuals that satisfy the Committee's criteria for membership on the Board.

The Board has re-nominated current Class I directors Mr. Dreyer, Mr. Hagerman and Ms. Tomasello, each to serve as Class I directors for three-year terms. As discussed below, the Board has affirmatively concluded that Mr. Dreyer and Ms. Tomasello are independent under the applicable rules of the NYSE.

Each nominee has consented to be listed in this proxy statement and agreed to serve as a director if elected by the shareholders. If any nominee becomes unable or unwilling to serve between the date of this proxy statement and the annual meeting, the Board may designate a new nominee and the persons named as proxies in the attached proxy card will vote for that substitute nominee. Alternatively, the Board may reduce the size of the Board.

The Board recommends that you vote FOR the election of each of the Class I director nominees.

Board of Directors

The directors and director nominees of the Company are set forth below. Mr. Hagerman also served as Chief Executive Officer for the Company through his retirement on January 4, 2018. Mr. Park serves as interim Chief Executive Officer and serves at the pleasure of the Board in such capacity.

Name	Age	Title	Class—Term Ending
David Dreyer	61	Director, Nominee	Class I—2018
Philip R. Hagerman	65	Chairman Emeritus, Director, Nominee	Class I—2018
Shawn C. Tomasello	59	Director, Nominee	Class I—2018
Kenneth O. Klepper	64	Director	Class II—2019
Benjamin Wolin	43	Chairman of the Board	Class II—2019
Regina Benjamin	61	Director	Class III—2020
Jeff Park	46	Interim Chief Executive Officer, Director	Class III—2020

Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board

The Nominating and Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background sought of Board members in the context of our business and the then-current membership on the Board. The Nominating and Corporate Governance Committee and the Board review and assess the continued relevance of and emphasis on these factors generally and in connection with candidate searches to determine if they are effective in helping to satisfy the Board's goal of creating and sustaining a Board that can appropriately support and oversee the Company's activities.

The Board believes that the directors have an appropriate balance of knowledge, experience, attributes, skills, and expertise as a group to ensure that the Board appropriately fulfills its oversight responsibilities and acts in the best interests of the Company's shareholders. Although specific qualifications for Board membership may vary from time to time, desired qualities include (A) the highest ethical character, integrity, and shared values with the Company, (B) loyalty to the Company and concern for its success and welfare, (C) sound business judgment, and (D) sufficient commitment and availability to effectively carry out a director's duties. Listed below are additional key skills and experience that we consider important for our directors to have in light of our current business and structure. Thereafter, the biographies of the directors and nominees set forth their business experience during at least the past five years, as well as the specific experience, qualifications, attributes, and skills that led to the Nominating and Corporate Governance Committee's conclusion that each current director should continue to serve on the Board.

•	Senior Leadership Experience.

Directors who have served in senior leadership positions can provide experience and perspective in analyzing, shaping, and overseeing the execution of important operational, organizational, and policy issues at a senior level.
•	Public Company Board Experience.

Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relations of a board to the chief executive officer and other management personnel, the importance of particular agenda and oversight matters, and oversight of a changing mix of strategic, operational, governance and compliance-related matters.
•	Business Development and Mergers and Acquisitions Experience.

Directors who have a background in business development and in mergers and acquisitions transactions can provide insight into developing and implementing strategies for growing our business, which may include mergers and acquisitions. Useful experience in mergers and acquisitions includes an understanding of the importance of "fit" with the Company's culture and strategy, the valuation of transactions, and management's plans for integration with existing operations.
•	Financial and Accounting Expertise.

Knowledge of the financial markets, corporate finance, accounting regulations, and accounting and financial reporting processes can assist our directors in understanding, advising, and overseeing our capital structure, financing and investing activities, financial reporting, and internal control of such activities. The Company also strives to have a number of directors who qualify as financial experts under SEC rules.
•	Industry Expertise.

We are a specialty pharmacy services provider operating at the center of the healthcare continuum for the treatment of complex and chronic diseases. Education or experience in the healthcare, specialty pharmacy, pharmacy benefit management, pharmaceutical, and biotechnology industries is useful in understanding the patients, payors, pharmaceutical partners, hospitals, and healthcare systems with whom we interact, the various procedures that we develop, regulatory requirements, our sales efforts, and the markets in which we compete.

Director Background and Qualifications

Current Nominees

David Dreyer, CPA, has been a director since September 2014. Mr. Dreyer currently serves as Chief Financial Officer for Prolacta Bioscience, Inc., a privately held bioscience and high growth biopharmaceutical company focused on treating premature babies in Neonatal Intensive Care Units. Mr. Dreyer started at Prolacta in February 2017. Previously Mr. Dreyer served as Chief Financial Officer at BIOLASE, Inc. (Nasdaq:BIOL), a medical device company that develops, manufactures, and markets innovative lasers in dentistry and medicine as well as other digital equipment, from March 2015 to January 2017. From October 2010 to March 2015, Mr. Dreyer served as Chief Financial Officer, Chief Operating Officer and Secretary of Patient Safety Technologies, which develops, markets and sells healthcare products relating to surgical safety, and is a former public reporting company (OTC: PSTX) and a subsidiary of Stryker Corporation (NYSE: SYK) since March 2014. Previously, Mr. Dreyer was Chief Financial Officer of Alphastaff Group, Inc., a human resource outsourcing company, from August 2009 to September 2010. From September 2004 to August 2009, Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of AMN Healthcare Services, Inc. (NYSE: AHS), which provided healthcare staffing for physicians, travel nurses, and allied travel. From 1997 through 2004, Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of Sicor, Inc. (formerly Nasdaq: SCRI), a manufacturer of complex pharmaceuticals with operations in the

United States and internationally, which was acquired by Teva Pharmaceutical Limited in January 2004. Prior to joining Sicor, Mr. Dreyer served in related senior financial management positions within the pharmaceutical industry, working for Elan Corporation plc, Athena Neurosciences and Syntex Corporation. Mr. Dreyer is a certified public accountant in California. Mr. Dreyer has been a director of InfuSystem Holdings, Inc. (NYSE: INFU), a provider of infusion pumps and related services, since April 2008, and currently serves as chairman of its Compensation Committee and is a member of its Audit, and Nominating and Governance Committees.

Mr. Dreyer has approximately 30 years of accounting, financial, compliance, and operating experience and expertise in the healthcare field and has extensive senior leadership skills from his executive management positions. Mr. Dreyer also has public company board and executive experience, from which he has expertise in finance, financial reporting, accounting, corporate governance, compensation, risk management, and healthcare matters. His long tenure as a certified public accountant and expertise in accounting and financial reporting matters, including in executive positions for public companies, led our Board to determine that Mr. Dreyer is a financial expert in accordance with SEC rules.

Philip R. Hagerman, RPh, has been the Chairman Emeritus since January 2018 and previously served as Diplomat's Chief Executive Officer and Chairman of the Board of Directors. He has been a director since 1991. Mr. Hagerman co-founded Diplomat with his father in 1975.

Mr. Hagerman led Diplomat as its principal executive officer and Chairman of the Board of Directors, and his service as a director has continued for approximately 26 years. He has a unique perspective and understanding of our business, culture and history, having led Diplomat through many economic cycles and operational initiatives. His many years of day-to-day leadership of Diplomat gives him critical insights into our operations, strategy and competition. Throughout his career at Diplomat, he demonstrated strong entrepreneurial skills, as well as regulatory, marketing, strategic, and operational expertise. Mr. Hagerman also possesses in-depth knowledge of, and key relationships in, the specialty pharmacy industry on a national basis.

Shawn C. Tomasello has been a director since October 2015. Since December 2015, Ms. Tomasello has served as the Chief Commercial Officer of Kite Pharma, Inc., a company engaged in the development of cancer immunotherapy products, which was acquired by Gilead Sciences, Inc. in August 2017. Prior to joining Kite Pharma (now, a part of Gilead Sciences, Inc.), Ms. Tomasello served as the Chief Commercial Officer of Pharmacyclics Inc. (Nasdaq: PCYC), a pharmaceutical manufacturer acquired by Abbvie, Inc. in 2015, a position she held from August 2014 to July 2015. From April 2005 to August 2014, Ms. Tomasello was employed at Celgene Corporation (Nasdaq: CELG), initially as the Vice President, Sales and Training, and then as President of the Americas, Hematology and Oncology, where she was responsible for all aspects of the commercial organization encompassing multiple brands spanning 11 indications. Prior to joining Celgene Corporation, Ms. Tomasello was with Genentech, Inc. (formerly NYSE: DNA) from 1989 through 2005. Her last position at Genentech was National Director, Hematology Franchise (Rituxan®) from early 2003 to April 2005.

Ms. Tomasello has considerable drug commercialization, operating, executive management, marketing, strategic, mergers and acquisitions, and compliance experience and expertise from her employment. In particular, Ms. Tomasello's service as an executive for over 18 years in the pharmaceutical manufacturing industry brings her critical industry insight into the opportunities and challenges of the Company generally as well as working with pharmaceutical manufacturers.

Continuing Directors

Regina Benjamin, MD, is Former United States Surgeon General and a practicing family physician. In July 2009, Dr. Benjamin was appointed as the 18th United States Surgeon General and served a four-year term. During such period, Dr. Benjamin served as the Chair of the National Prevention, Health Promotion, and Public Health Council, which consists of 17 cabinet-level Federal agencies that released the first ever National Prevention Strategy, a roadmap for health. In addition, since September 2013, Dr. Benjamin has served as the NOLA.com/Times Picayune Endowed Chair in Public Health Sciences at Xavier University of Louisiana. Dr. Benjamin is the founder and Chief Executive Officer of BayouClinic, Inc., a Federally Qualified Health Center Look-Alike clinic in Alabama which Dr. Benjamin founded in 1990. From December 2013 through July 2015, Dr. Benjamin served on the board of directors of Alere Inc. (NYSE:ALR), a healthcare diagnostics company, where she served on the nominating and corporate governance committee. Dr. Benjamin also currently serves on boards of directors of Kaiser Foundation Hospitals and Health Plan since 2015, as well as Ascension healthcare system. She serves on the following public companies in addition to Diplomat: ConvaTec Group, PLC and Computer Programs and Systems, Inc. (Nasdaq: CPSI) where she serves on the nominating and corporate governance committee. Dr. Benjamin also serves on the national board of the March of Dimes.

Dr. Benjamin was the Associate Dean for Rural Health at the University of South Alabama College of Medicine and served as the chair of the Federation of State Medical Boards of the United States from 2002 to 2003. In 2002, Dr. Benjamin became the first African-American female president of a state medical society in the United States when she assumed leadership of the Medical Association State of Alabama, a position she held until 2003. She also served as Chair of the AMA Council on Ethical and Judicial Affairs from 2003 until 2009 and as President of the American Medical Association Education and Research Foundation from 1997 until 1998. Dr. Benjamin was the first physician under the age of 40 and the first African-American woman to be elected to the American Medical Association Board of Trustees in 1995. In 1992, she was chosen as a Kellogg National Fellow and in 1998 she was chosen as a Rockefeller Next Generation Leader. Dr. Benjamin is a member of the Institute of Medicine and a fellow of the American Academy of Family Physicians.

Dr. Benjamin has approximately 30 years of experience as a practicing family physician and has served in leadership roles at the highest levels of the US government and in the healthcare field. Dr. Benjamin also has significant financial experience, having served on the finance committee of several healthcare, educational and charitable organizations and on the audit committee of the Robert Wood Johnson Foundation. In particular, Dr. Benjamin's experience as the United States Surgeon General is a unique and valuable qualification which provides the Board with insight into governmental practice, policy making and regulation. In addition, her leadership positions with several healthcare industry associations and medical groups, as well as her practical experience as a family physician bring the Board valuable perspectives with respect to key partners of the Company, including patients, physicians, pharmaceuticals, health plans, and regulatory agencies.

Kenneth O. Klepper has been a director since December 2014. He currently serves as Co-Founder, Chairman, and Chief Executive Officer of ReactiveCore, LLC, an enterprise AIOS (Artificial Intelligence Operating System) technology start-up company, an entity he co-founded in March 2015. He previously served as President and Chief Operating Officer of Medco Health Solutions, Inc. (NYSE: MHS), a supplier of pharmacy benefit management, mail order, and specialty pharmacy services, from March 2006 until the April 2012 acquisition of Medco by Express Scripts, Inc. He joined Medco in June 2003 and served as Executive Vice President, Chief Operating Officer from June 2003 through March 2006. Previously, Mr. Klepper was employed by WellChoice, Inc. (NYSE: WC), a health insurance company and parent of Empire Blue Cross Blue Shield of New York, where he held the positions of Senior Vice President, Process Champion from March 1995 to August 1999 and Senior Vice President for Systems, Technology and Infrastructure from August 1999 to April 2003. From 1991 to 1995, Mr. Klepper served in management roles at CIGNA Health Care. Mr. Klepper is a former member of the Defense Business Board and the Chief of Naval Operations Executive Panel, where he has served five CNOs. He also serves on the Board of Directors at the United States Naval Institute.

Mr. Klepper has extensive operating, compliance, technology, financial and accounting experience, and expertise from his various executive management positions. In particular, his services as an executive for over 20 years in the healthcare industry, including six years as a leading executive for a provider of specialty pharmaceutical services, provides him critical industry insight and related operations, strategic, marketing, acquisition, and senior leadership expertise. Mr. Klepper has over 17 years of experience in serving in executive roles for public companies, from which he has expertise in finance, financial reporting, accounting, corporate governance, compensation, risk management, and healthcare matters. Mr. Klepper's extensive expertise in finance, financial reporting, and accounting with public companies led our Board to determine that Mr. Klepper is a financial expert in accordance with SEC rules.

Jeff Park has been Interim Chief Executive Officer for the Company since January 2018 and a director since June 2017. He was the Chief Operating Officer of OptumRx, a $75 billion entity resulting from the merger of Catamaran Corporation (Nasdaq: CTRX), a major Pharmacy Benefits Management (PBM) services provider and OptumRx, UnitedHealth Group's (NYSE: UNH) free- standing pharmacy care services business from July 2015 until July 2016. Immediately prior to the merger, Mr. Park served as Catamaran's Executive Vice President, Operations since March 2014 and previously served as its Chief Financial Officer beginning in 2006. Prior to his service as Chief Financial Officer, Mr. Park was a member of Catamaran's board of directors and was a Senior Vice President of Covington Capital Corporation, a private equity venture capital firm he joined in 1998. Prior to his experience with Covington, Mr. Park worked for IBM in several areas of their Global Services Organization and is a former audit manager with Deloitte Canada.

Mr. Park has substantial experience in the PBM industry, a field significant to our business. He has also had key managerial, financial and operational responsibilities during his 11 years in the health care industry, including significant roles in building through acquisitions and organic growth. In addition, Mr. Park has significant financial and accounting expertise from his experience serving as a chief financial officer through a transition from a small Canadian listed public company to a Fortune 500 Nasdaq listed public company and as an audit manager at Deloitte Canada. Mr. Park also has experience in corporate governance, having served on ten Covington portfolio company boards as well as public company board experience. In addition, Mr. Park's service as Interim Chief Executive Officer has afforded him considerable experience with day-to-day operations. Our Board believes that Mr. Park will bring valuable insights into the PBM industry, as well as financial, operational, and mergers and acquisition expertise to our Board.

Benjamin Wolin has been the Chairman of the Board since January 2018, a director since October 2015 and was formerly the independent Lead Director from February 2017 through January 2018.

Mr. Wolin was the co-founder, Chief Executive Officer, and a member of the board of directors of Everyday Health, Inc. (NYSE: EVDY), a leading provider of digital health and wellness solutions, from January 2002 until its sale to a subsidiary of j2 Global, Inc. in December 2016. From September 1999 until December 2001, Mr. Wolin served as Vice President of Production and Technology for Beliefnet, Inc., an online provider of religious and spiritual information. Previously, Mr. Wolin served as Web Producer for Tribune Interactive, Inc., a multimedia corporation, and held several consulting positions with interactive companies. In March 2018, Mr. Wolin was appointed to the board of Rockwell Medical, Inc. (Nasdaq: RMTI), a biopharmaceutical company, where he serves as chairman of the board.

Mr. Wolin has extensive technology, executive management, public company board governance, entrepreneurial, financial, and operating expertise from his former role as a founder, director, and principal executive of Everyday Health. His experience as the principal executive officer and a director of a company that completed an initial public offering provides him with unique insights into the dynamics of a growing company and the financial, accounting, governance and operational issues specific to public reporting companies.

Director Independence

The Board recently undertook its annual review of director independence in accordance with the applicable rules of the NYSE. The independence rules include a series of objective tests, including that the director is not employed by us and has not engaged in various types of business dealings with us. In addition, the Board is required to make a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has adopted additional categorical standards regarding relationships that the Board does not consider material for purposes of determining a director's independence, as set forth in the Company's Corporate Governance Guidelines, which are available on the Investors – Corporate Governance section of our website at www.diplomat.is. In making these determinations, the Nominating and Corporate Governance Committee and the Board reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities as they may relate to us and our management.

The Board has affirmatively determined, after considering all of the relevant facts and circumstances, that Dr. Benjamin, Messrs. Dreyer, Klepper and Wolin and Ms. Tomasello are independent directors under the applicable rules of the NYSE and our Corporate Governance Guidelines. So long as Mr. Park is employed by us as Interim Chief Executive Officer he will not qualify as an independent director, however upon termination of his interim role he would again qualify as independent. Mr. Hagerman is not an independent director due to his former employment.

All current members of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are independent under NYSE rules. In addition, the Board has affirmatively determined that the current members of the Audit Committee and the Compensation Committee qualify as independent in accordance with the additional independence rules established by the SEC and the NYSE for such committees.

Current Executive Officers

Jeff Park See, "Director Background and Qualifications—Continuing Directors-Jeff Park" above.

Atul Kavthekar has served as our Chief Financial Officer and Treasurer since May 2017. Mr. Kavthekar has over two decades of financial experience, including most recently at Framebridge, Inc., an ecommerce retailer, where he served as Chief Financial Officer immediately prior to joining the Company. Before joining Framebridge, Mr. Kavthekar was at LivingSocial, Inc., an e-commerce retailer, where he served as Chief Financial Officer from June 2015 to December 2016 and was responsible for overall financial and operational improvement of the business. Mr. Kavthekar also spent time as Chief Financial Officer and Head of Corporate Development for the health and wellness division of Sears Holding Corporation, which included the Kmart Pharmacy business, from December 2013 to May 2015, and as Division Chief Financial Officer of e-commerce for Walgreen Co. from December 2009 to December 2013. Prior to these positions, he held a number of positions in the financial industry, focusing on investment banking and mergers and acquisitions.

Joel Saban has served as our President since August 2017. Prior to joining Diplomat, Mr. Saban served as the Executive Vice President, Pharmacy Operations at Catamaran Corp. from June 2010 until January 2016 overseeing a staff of approximately 3,200 employees of Catamaran Corp.'s retail, mail and specialty operations, as well as cost of goods contracting and vendor relations. Prior to joining Catamaran Corp., Mr. Saban was the Senior Vice President of Industry Relations at CVS/Caremark Corporation from 1997 until 2010, where he was responsible for directing brand pharmaceutical industry relations including contract negotiations and administration, financial analysis, and strategic business development, as well as evaluating opportunities, analyzing contract profitability and ensuring that contracts met company business objectives in the pharmaceutical and retail areas. Previously, Mr. Saban also served as Director of Medical and Scientific Affairs for the Alzheimer's Association. Mr. Saban is a member of the Academy of Managed Care Pharmacy and the Pharmaceutical Care Management Association.

Gary Rice became our Executive Vice President of Operations in 2016 and is responsible for Diplomat's specialty pharmacy operational management. This position builds on his previous role as Senior Vice President of Clinical, Education, and Human Resources, in which he was responsible for Diplomat's clinical support services; education for patients and clients; and human resources department. Before joining Diplomat in June 2011, Mr. Rice was Vice President of operations at ITSRx, where he provided operational and clinical leadership for the development of specialty and retail pharmacies. Mr. Rice also served as Director of Specialty Clinical Management for MedImpact Healthcare Systems Inc. Mr. Rice directed oncology strategy, specialty pharmacy sales management, the clinical guidance of specialty medication providers, and the clinical protocol development of 15 specialty therapy categories. Before his work at MedImpact, he was Vice President of Retail and Ancillary Services and Director of Pharmaceutical Services at the Kelsey-Seybold Clinic in Houston, Texas.

BOARD MATTERS

The Board of Directors

General

The Board has general oversight responsibility for our affairs and, in exercising its fiduciary duties, the Board represents and acts on behalf of the shareholders. Although the Board does not have responsibility for our day-to-day management, it stays regularly informed about our business and provides oversight and guidance to our management through periodic meetings and other communications. The Board provides critical oversight in, among other things, our strategic planning process, leadership development and succession planning, and risk management, as well as other functions carried out through the Board committees as described below.

Board Leadership

The Board is led by Benjamin Wolin, a director and the Chairman of the Board. Previously, Mr. Wolin served as Lead Independent Director from February 2017 until January 2018. The Company does not have a policy on whether the role of Chairman and Chief Executive Officer should be separate or combined; however, at this time, our Chief Executive Officer position is separate from our Chairman position. The Board believes that this leadership structure effectively strikes a balance between management and independent director participation in the Board process. In addition, by having an independent Chair, this allows our Chief Executive Officer to focus on managing the business and the Company's strategic direction. At the same time, the Chairman can focus on Board leadership and corporate governance, while providing guidance to the Chief Executive Officer. The Board believes that the separation of functions between the Chief Executive Officer and the Chairman of the Board provides independent leadership of the Board in the exercise of its oversight responsibilities, increases the accountability of the Chief Executive Officer and creates transparency into the relationship among executive management, the Board and shareholders. The changes to senior leadership and the Board are intended to strengthen the Company's ability to execute on its strategy to evolve from a specialty pharmacy to a broader health care company.

To the extent we no longer have an independent Chairman, our Corporate Governance Guidelines provide for the position of a Lead Independent Director. Under our Corporate Governance Guidelines, the Lead Independent Director is empowered to:

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  Facilitate communication across Board committees and the Board as a whole and serve as a liaison between the Board and management;

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  Act as a sounding board and advisor to the Chief Executive Officer along with other directors;

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  Preside at meetings of the Board;

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  Preside at executive sessions of the independent directors and coordinate feedback and follow-up with the Chief Executive Officer as appropriate;

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  Call meetings of the independent directors, establish the agenda of such meetings with the input of other directors, and preside over such meetings;

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  Be available to meet with key shareholders of the Company as appropriate;

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  Approve the Board meeting agenda, schedules, and materials in order to support Board deliberations; and

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  Facilitate as appropriate the responsibilities of the Board, the Board committees, and senior management.

In addition, independent directors comprise all of the members of each of the Board committees, which oversee critical matters of the Company such as the integrity of the Company's financial statements, the compensation of executive management, the nomination and/or appointment and evaluation of directors, and the development and implementation of the Company's corporate governance policies. The independent directors also meet regularly in executive session at Board and committee meetings, and have access to independent advisors as they deem appropriate.

Board Oversight of Risk Management

The Board oversees the Company's risk management primarily through the following:

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    Board's review and approval of management's annual business plan and budget, and review of management's strategic and liquidity plans;

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    Board's review, on at least a quarterly basis, of business developments, strategic plans and implementation, liquidity, and financial results;

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    Board's oversight of succession planning;

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    Board's oversight of capital spending and financings, as well as mergers, acquisitions, and divestitures;

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    Audit Committee's oversight of the Company's significant financial risk exposures (including credit, liquidity and legal, regulatory, and other contingencies), accounting and financial reporting, disclosure control and internal control processes, the internal audit function, and the Company's legal, regulatory, and ethical compliance functions;

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    Nominating and Corporate Governance Committee's oversight of Board structure, the Company's governance policies, and the self-evaluation assessments conducted by the Board and committees;

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    Compensation Committee's review and approvals regarding executive officer compensation and its alignment with the Company's business and strategic plans, and the review of compensation plans generally and the related incentives, risks and risk mitigants, including anti-hedging and anti-pledging policies, and a clawback policy for incentive programs; and

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    Board and committee executive sessions consisting solely of the independent directors.

Meetings

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The independent directors hold regularly scheduled executive sessions to meet without management present. In 2017, such sessions were led by Mr. Wolin, the former Lead Director and current Chairman. These executive sessions generally occur around regularly scheduled meetings of the Board and otherwise as appropriate.

All directors are expected to attend all meetings of the Board and of the Board committees on which they serve, as well as the annual meeting of shareholders. The Board met 10 times during 2017. In 2017, each director attended at least 80% of the aggregate of all meetings of the Board and the committees of which he or she was a member. Each director then in office attended our 2017 annual meeting of shareholders.

Committees of the Board

The Board has delegated various responsibilities and authority to Board committees. Each committee has regularly scheduled meetings and reports on its activities to the full Board. Each committee operates under a written charter approved by the Board, which is reviewed annually by the respective committee and the Board. Each committee's charter is posted on the Investors – Corporate Governance section of our website at www.diplomat.is. The table below sets forth the current membership for the three Board committees and the number of meetings held for each in 2017.

	Audit	Compensation	Nominating and Corporate
Name	Committee	Committee	Governance Committee
Regina Benjamin		•	•
David Dreyer	C†	C
Philip Hagerman
Kenny Klepper	•†		C
Jeff Park(1)
Shawn Tomasello		•
Benjamin Wolin	•		•
# of Meetings	9	6	5
C
Committee Chair

†
Audit Committee Financial Expert

(1)
Mr. Park was a member of the Audit Committee beginning on June 8, 2017 but resigned on January 4, 2018 upon his appointment as Interim Chief Executive Officer.

AUDIT COMMITTEE

The Audit Committee's responsibilities include:

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Providing general oversight of our financial reporting and internal control functions;

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Reviewing our reports filed with or furnished to the SEC that include financial statements, results, and/or guidance;

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Monitoring compliance with significant legal and regulatory requirements and other risks related to financial reporting and internal control; and

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The appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm, currently BDO, and oversight of our internal audit function.

COMMITTEE AND MEMBERS David Dreyer, Chair Kenneth Klepper Benjamin Wolin ➢ All members are independent ➢ All members are financially literate under NYSE standards ➢ Two financial experts

The Audit Committee may form and delegate authority to subcommittees as appropriate. The responsibilities and activities of the Audit Committee are described in greater detail in "Audit Committee Report" and "Audit Committee Matters," as well as in its charter.

The Board has determined that each Audit Committee member has sufficient knowledge in reading and understanding financial statements to serve on the Committee. The Board has further determined that Audit Committee members, Messrs. Dreyer and Klepper, qualify as "audit committee financial experts" in accordance with SEC rules. The designation of an "audit committee financial expert" does not impose upon such persons any duties, obligations, or liabilities that are greater than those which are generally imposed on each of them as a member of the Audit Committee and the Board, and such designation does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.

  COMPENSATION COMMITTEE

The Compensation Committee's responsibilities include:

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Administering the compensation programs for our executive officers and non-employee directors, including monitoring compensation trends, establishing the goals and policies of the compensation programs, and approving the compensation structure and amounts that may be earned thereunder;

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Recommending or approving equity grants and otherwise administering share-based plans, as well as other benefit plans and policies, to the extent delegated by the Board;

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Reviewing our compensation policies and practices for all employees, at least annually, regarding risk-taking incentives and risk management policies and practices;

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Reviewing certain compensation disclosures and proposals in our proxy statement and other reports filed with or furnished to the SEC; and

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The appointment, retention, compensation and oversight of the work of any compensation consultant it engages.

COMMITTEE AND MEMBERS David Dreyer, Chair Regina Benjamin Shawn Tomasello ➢ All members are independent

The Compensation Committee may form and delegate its authority to subcommittees as appropriate. See "Compensation Discussion and Analysis," "Compensation Committee Report," and the Committee's charter for additional information as to the responsibilities and activities of the Committee.

The Board has determined that Mr. Dreyer, Dr. Benjamin, and Ms. Tomasello qualify as "non-employee directors" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Role of Management. In 2017, the Compensation Committee took significant direction from the recommendations of Mr. Hagerman given his role, at that time, as Chief Executive Officer, Chairman of the Board, and a significant shareholder, with respect to the design and implementation of the Company's 2017 executive compensation program (except with respect to his own compensation). Mr. Hagerman consulted with certain members of management prior to making such recommendations. See "Compensation Discussion and Analysis – 2017 Target Annual Compensation Determinations" for further information.

Role of Compensation Consultant. The Compensation Committee has the sole authority to engage outside advisors and establish the terms of such engagement, including compensatory fees. In connection with any such engagement, the Compensation Committee reviews the independence of such outside advisor, based on the factors specified by NYSE as well as any other factors it deems appropriate, and any conflicts of interest raised by the work of such outside advisor. The Compensation Committee utilized Willis Towers Watson as its compensation consultant with respect to the design and implementation of the 2017 executive compensation program, including as a source of market data related to executive promotions and potential new hires, the mix of stock awards in the Company's equity incentive program and its non-employee director compensation program. Further, the Compensation Committee received an appropriate independence letter from Willis Towers Watson and confirmed there were no conflicts of interest.

The Compensation Committee engaged Radford/Aon Hewitt as its compensation consultant for executive and director compensation matters in 2018.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	COMMITTEE AND MEMBERS

The Nominating and Corporate Governance Committee's responsibilities include:

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Identifying individuals qualified to become Board members and recommending director nominees to the Board and/or filling any Board vacancies;

•

Reviewing the composition, organization, function, and performance of the Board and its committees;

•

Exercising general oversight over the corporate governance policy matters of the Company, including developing, recommending proposed changes to, and monitoring compliance with, the Corporate Governance Guidelines; and

•

Reviewing certain governance disclosures and proposals in the Company's proxy statement and other reports filed with or furnished to the SEC.

Kenneth Klepper, Chair Regina Benjamin Benjamin Wolin ➢ All members are independent

The Nominating and Corporate Governance Committee may form and delegate its authority to subcommittees as appropriate. The responsibilities and activities of the Corporate Governance Committee are described in greater detail in its charter and the Corporate Governance Guidelines.

The Nominating and Corporate Governance Committee reviews and makes recommendations to the Board, from time to time, regarding the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, the operations of the Company, and the long-term interests of shareholders. See "Proposal No. 1—Election of Directors—Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board" and "Proposal No. 1—Election of Directors—Director Background and Qualifications."

See "Proposal 1—Election of Directors" for a description of the experience, mix of skills and other criteria that the Nominating and Corporate Governance Committee considers in the director nomination process. If a vacancy on the Board occurs, the Nominating and Corporate Governance Committee will seek individuals who satisfy similar criteria for appointment to the Board. From time to time, the Nominating and Corporate

Governance Committee has engaged a professional third-party search firm to identify Board candidates that have qualifications, skills and expertise consistent with its criteria for Board membership.

The Nominating and Corporate Governance Committee will consider recommendations of director nominees by shareholders so long as such recommendations are sent on a timely basis and are otherwise in accordance with our Amended and Restated By-Laws (as amended from time to time, the "By-Laws") and applicable law. The Nominating and Corporate Governance Committee will evaluate nominees recommended by shareholders against the same criteria that it uses to evaluate other nominees. We did not receive any director nominations by shareholders for the 2018 annual meeting.

Under the By-Laws, shareholders must follow the advance notice procedures to nominate candidates for election as directors or to bring other business before an annual meeting. The advanced notice procedures set forth in the By-Laws do not affect the right of shareholders to request the inclusion of proposals in the Company's proxy statement and form of proxy pursuant to SEC rules. See "Additional Information—Requirements for Submission of Shareholder Proposals and Nominations for 2019 Annual Meeting" for information regarding providing timely notice of shareholder proposals and nominations, and review the By-Laws for the requisite notice information to be provided to the Company.

Corporate Governance

The Board, as well as management, is committed to responsible corporate governance to ensure that the Company is managed for the benefit of its shareholders. The Board and management periodically review and update our corporate governance policies and practices as appropriate or required. See "Proxy Summary – Corporate Governance Highlights" for highlights regarding corporate governance updates.

A copy of the Board's committee charters, the Code of Conduct, and the Corporate Governance Guidelines will be sent to any shareholder, without charge, upon written request to Diplomat Pharmacy, Inc., Attention General Counsel, 4100 S. Saginaw Street, Flint, MI 48507. These documents also are available on the Investors – Corporate Governance section of our website at www.diplomat.is.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which address, among other things, director responsibilities, qualifications (including independence), compensation, chief executive officer succession, director age limits, and related matters.

Annual Performance Evaluations. The Corporate Governance Guidelines require that the Board and its committees conduct self-evaluations at least annually to review their respective performance and to determine whether the Board and its committees are functioning effectively. These reviews focus on the Board and its committees as a whole, and not on individual directors, unless circumstances otherwise warrant. The Nominating and Corporate Governance Committee oversees the annual performance evaluation process and reports its findings to the Board.

Code of Conduct

The Board has adopted a Code of Conduct, which sets out the basic principles to guide the actions and decisions of our employees, directors and officers, including our principal executive officer, principal financial officer, and principal accounting officer. The Code of Conduct addresses, among other things, ethical principles, insider trading, conflicts of interest, compliance with laws, and confidentiality. Any amendments to the Code of Conduct, or any waivers that are required to be disclosed by the rules of either the SEC or NYSE, will be posted on our website in the Investors – Corporate Governance section.

Insider Trading Policy

The Insider Trading Policy is designed to insulate the Company and its directors, officers, employees, and specified other persons from sanctions for insider trading, as well as to prevent any appearance of improper conduct by any such persons. See "Compensation Discussion and Analysis – Other Equity-Related Policies – Policy on Pledging and Hedging Company Securities" for additional information on the anti-hedging and anti-pledging policy.

Committee Charters

See "—Committees of the Board" for a description of the Board's delegation of authority and responsibilities to the three standing committees.

Clawbacks

See "Compensation Discussion and Analysis – Other Equity-Related Policies – Clawbacks" for a description of the clawback provisions included in the annual bonus plan and equity incentive program.

Succession Planning

The succession planning process for executive officers is designed to assist the Board in understanding the Company's readiness and the related transition risks for a crisis as well as a planned transition, and to oversee the development of strong leadership quality and executive bench strength. The Board periodically discusses short-term emergency and ordinary course contingency plans for the departure, death, or disability of senior executive officers. On an annual basis, the independent directors meet in executive session to discuss succession planning and strategies to strengthen and supplement the skills and qualifications of internal succession candidates. The Chief Executive Officer periodically provides the Board with an assessment of key executive officers for potential succession and discusses potential sources of external candidates. In preparation for the Chief Executive Officer transition in 2018 and other executive transitions experienced in 2017, succession planning has become a key focus of the Board. See "Compensation Discussion and Analysis – Executive Summary – Executive Transitions."

Shareholder Engagement

It is a priority of the Company and the Board to maintain an active dialogue with our shareholders. Each year, the Company interacts with its shareholders through various engagement activities, including at various industry conferences, Company investor days, and one-on-one meetings and calls. The Company conducts regular engagement with the Company's shareholders to discuss business, performance, strategy, and other key matters. We believe these interactions provide us with useful feedback and allow us to better understand our shareholders' perspectives.

Director Compensation

Non-employee directors of the Board receive a mix of cash and share-based compensation. The compensation mix is intended to encourage non-employee directors to continue Board service, further align the interests of the Board and shareholders, and attract new non-employee directors with outstanding qualifications. Directors who are employees or officers of the Company do not receive any additional compensation for Board service.

2017 Compensation Program

In February 2017, the Board revised the non-employee director compensation program to provide for an additional $30,000 annual cash retainer and a special grant of $75,000 in restricted stock (vesting in two equal increments on each of the first and second anniversaries of the grant date) to the independent Lead Director, which was a newly created role as of such date.

The Board further revised the non-employee director compensation program in April 2017. In connection with the director search process, the Compensation Committee, with the assistance of its compensation consultant, reviewed market data and other relevant information. Following this review and advice from the Compensation Committee, the Board approved (1) an increase in the annual cash retainer of the Board from $50,000 to $75,000, (2) an increase in the grant date fair value of the annual grant of restricted stock from $75,000 to $85,000, (3) an increase in the annual cash retainer for the Audit Committee Chair from $10,000 to $15,000, and (4) a $10,000 annual cash retainer for the Chair of each of the Compensation Committee and the Nominating and Corporate Governance Committee.

The following table sets forth the compensation program for non-employee directors in 2017.

2017
Annual cash retainer:
Director	$75,000
Additional annual cash retainer:
Lead Director	$30,000
Audit Committee-Chair	$15,000
Compensation Committee-Chair	$10,000
Nominating and Corporate Governance Committee-Chair	$10,000
Annual grant of restricted stock (grant date fair value):
Director	$85,000
Special grant of restricted stock (grant date fair value):
Lead Director	$75,000

In addition, the Company reimburses expenses associated with attendance at Board meetings for all directors.

Restricted Stock — Board.    Each non-employee director will be paid the annual grant of restricted stock as of the earlier of (a) June 1 and (b) the date of the annual meeting of shareholders. Notwithstanding the foregoing, the initial restricted stock grant for a new non-employee director appointed other than at the annual meeting of shareholders shall be made as of the date of initial appointment, having a pro rata grant date fair value as determined by the Board or the Compensation Committee.

The restricted stock vests in full on the first anniversary of the grant date or earlier upon a change of control of the Company, subject to the director's continued service to the Company through such vesting date. Except as set forth in the prior sentence, the restricted stock will be forfeited in the event of termination of service prior to the vesting date. During the restricted period, the restricted stock entitles the participant to all of the rights of a shareholder, including the right to vote the shares and the right to receive any dividends thereon. Prior to the end of the restricted period, restricted stock generally may not be sold, assigned, pledged, or otherwise disposed of or hypothecated by participants.

Restricted Stock — Lead Director.    In connection with Mr. Wolin's appointment as the Lead Director of the Board, he received a grant of restricted stock. The restricted stock vests 50% on the first anniversary of the initial appointment and 50% on the second anniversary (or earlier upon a change of control of the Company), subject to Mr. Wolin's continued service to the Company as director through such vesting dates. Except as set forth in the prior sentence, the restricted stock will be forfeited in the event of termination of service as a member of the Board prior to the vesting date. During the restricted period, the restricted stock entitles Mr. Wolin to all of the rights of a shareholder, including the right to vote the shares and the right to receive any dividends thereon. Prior to the end of the restricted period, the restricted stock generally may not be sold, assigned, pledged, or otherwise disposed of or hypothecated.

The Company does not provide any perquisites to directors.

Changes to Non-Employee Director Compensation Program in 2018

In January 2018, in connection with the appointment of Mr. Wolin as Chairman of the Board, the Board revised the non-employee director compensation program to provide for an additional $75,000 annual cash retainer for any independent director serving as the Chair of the Board.

2017 Director Compensation Table

The table below sets forth the compensation of each non-employee director in 2017.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock ($)(1)	Total ($)
Regina Benjamin(2)	56,250	98,503 (2)	154,753
David Dreyer	90,000	84,996	174,996
Gary Kadlec(3)	25,000	32,042	57,042
Kenneth O. Klepper	76,250	84,996	161,246
Jeff Park(4)	43,750	85,005	128,755
Shawn C. Tomasello	68,750	84,996	153,746
Benjamin Wolin(5)	96,250	159,989	256,239

Total	456,250	630,527	1,086,777

(1)
Reflects restricted stock awards granted under the 2014 Omnibus Incentive Plan. The amounts reported represent the grant date fair value of the restricted stock award, which is the closing trading price of a share of common stock on the grant date multiplied by the number of shares subject to the award. The Company does not pay in cash the value of fractional shares.

(2)
The amounts reflected for Dr. Benjamin include a pro-rated restricted stock award granted upon her appointment to the board.

(3)
In 2017, prior to his retirement from the Board after the 2017 Annual Meeting of Shareholders, Mr. Kadlec received half of the cash and restricted stock amounts then in effect for non-employee directors.

(4)
Mr. Park was appointed Interim Chief Executive Officer of the Company in January 2018, and is no longer a non-employee director.

(5)
The amounts reflected for Mr. Wolin include a restricted stock award granted upon his appointment as independent Lead Director.

As of December 31, 2017, the restricted stock outstanding held by non-employee directors was as follows: Dr. Benjamin 5,644 shares; Mr. Dreyer, 4,722 shares; Mr. Klepper, 4,722 shares; Mr. Park, 4,640 shares; Ms. Tomasello, 4,722 shares; and Mr. Wolin, 9,841 shares.

Shareholder Communication with the Board

Any shareholder wishing to communicate with a particular director, with all or certain of the independent directors, or with the entire Board should direct the communication to Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw Street, Flint, MI 48507. If a shareholder does not wish to have the communication screened, the shareholder should indicate that the material sent by the shareholder be delivered unopened to the person or persons to whom it is addressed.

To submit concerns regarding accounting, internal accounting controls, or auditing matters, shareholders and other interested persons may also call the Company's toll free, confidential hotline (1-833-367-3756). Employees may submit such concerns on a confidential and anonymous basis.

Communications made through the confidential hotline, or certain communications to the Board, will be reviewed by the Audit Committee at regularly scheduled meetings or otherwise as appropriate.

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement explains the philosophy, objectives, process, and components of our 2017 compensation program for our named executive officers. Our named executive officers for 2017 (with titles as of December 31, 2017) were: Mr. Hagerman, Chief Executive Officer; Mr. Kavthekar, Chief Financial Officer; Mr. Saban, President; Mr. Urick, former President; and Mr. Rice, Executive Vice President of Operations.

Executive Summary

Executive Transitions

The Company experienced significant executive transition in 2017, which materially impacted the named executive officer compensation program in 2017. On May 1, 2017, the Company appointed Mr. Atul Kavthekar as Chief Financial Officer and Treasurer. In addition, on August 7, 2017, Mr. Paul Urick resigned as President of the Company and the Board appointed Mr. Joel Saban to serve as the Company's President. The terms of employment and the options granted to Mr. Kavthekar and Mr. Saban were individually negotiated based on the unique circumstances arising from the executive transitions experienced by the Company in 2017. As such, they were outside the Compensation Committee's regular process for setting executive compensation, which is described in greater detail elsewhere in this section.

Appointment of Atul Kavthekar. Effective May 1, 2017, the Company appointed Mr. Kavthekar as its Chief Financial Officer. As compensation for his employment, Mr. Kavthekar received initial compensation consisting of (1) a base salary of $400,000 annually, (2) a target cash bonus of 50% of his annual base salary (pro rata for 2017), and (3) a special grant of options to purchase 200,000 of the Company's common shares, vesting in equal installments over four years.

Appointment of Joel Saban and Employment Agreement. Effective August 7, 2017, the Board appointed Mr. Saban to serve as the Company's President. The Company and Mr. Saban entered into an employment agreement (the "Saban Employment Agreement"). The Saban Employment Agreement establishes (1) a base salary at $450,000, which will be reviewed annually and may be adjusted by the Board at its discretion, (2) a target cash bonus of 60% of his annual base salary (pro rata for 2017), (3) a target annual equity award of 100% of his annual base salary (starting fiscal year 2018), and (4) a special grant of options to purchase 200,000 of the Company's common shares, vesting in equal installments over four years.

Departure of Paul Urick and Severance Agreement. Effective August 7, 2017, the Company and Mr. Urick entered into a severance agreement (the "Urick Severance Agreement") that sets forth the terms of Mr. Urick's separation from the Company. Under the Urick Severance Agreement, Mr. Urick provided transition services until November 7, 2017 (the "Urick Effective Date"). The Urick Severance Agreement provides a severance benefit of $212,500 to be paid in equal installments over six months from the Urick Effective Date, as well as reimbursement for certain health insurance coverage for a period of six months following the Urick Effective Date. All unvested options and RSUs of Mr. Urick terminated immediately following the Urick Effective Date. The vested options held by Mr. Urick were exercisable for a period of 90 days following the Urick Effective Date.

2017 Target Annual Compensation Determinations

The Compensation Committee and Board do not benchmark executive compensation in terms of targeting a specific percentage relative to peers, but do review market survey and peer group data to inform decision-making as appropriate in establishing the target annual compensation of executive officers.

In March 2018, the Compensation Committee approved an industry peer group to use as an input to consider when assessing and determining pay levels for senior management (as detailed in the table below). The peer group is based on industry sector and revenue. The data from this executive compensation peer group will be considered when making pay decisions in 2018.

Executive Compensation Peer Group – 2018
DENTSPLY SIRONA Inc.	Laboratory Corporation of America Holdings	Quest Diagnostics Incorporated
Edwards Lifesciences Corporation	Magellan Health, Inc.	Steris Plc
Envision Healthcare Corporation	MEDNAX, Inc.	Triple-S Management Corporation
Henry Schein, Inc.	Owens & Minor, Inc.	Universal Health Services, Inc.
Hill-Rom Holdings, Inc.	Patterson Companies, Inc.	Verian Medical Systems, Inc.
Intuitive Surgical, Inc.		Zimmer Biomet Holdings, Inc.

The peer group noted above did not have any impact on the 2017 pay decisions.

Base Salary. The Board/Compensation Committee approved the 2017 base salary of Messrs. Hagerman, Urick and Rice in April 2017, Mr. Kavthekar in April 2017, and Mr. Saban in August 2017. The Board considered market survey and peer group data from Willis Towers Watson in making determinations for Messrs. Kavthekar and Saban, along with the recommendations of Mr. Hagerman with respect to Messrs. Kavthekar and Saban. Based on retention, incentive and market factors, the Board/Compensation Committee approved an increase in the base salary of Mr. Rice from $280,000 to $320,000, effective July 1, 2017.

Annual Bonus Plan and Equity Awards. The 2017 bonus plan and 2017 annual equity award program were approved by the Board, upon the recommendation of the Compensation Committee, in April 2017.

Historically, Mr. Hagerman did not participate in the Company's annual bonus plan or receive equity awards due to his significant equity ownership in Diplomat and the Company's historical shareholder distributions prior to the Company's initial public offering. Following the initial public offering, in 2015, the Board determined to include all executive officers except Mr. Hagerman in the Company's annual bonus plan and all executive officers in the equity award program, and to establish plans that were customary among public company peers. In 2017, the Board determined to provide all incentive compensation to Mr. Hagerman in the form of performance-based options and long-term equity in the form of time-based RSUs.

The 2017 bonus plan for named executive officers and certain other eligible key employees generally memorialized the Company's historical annual bonus plan and was consistent with 2016, including the use of Adjusted EBITDA, revenue, and individual performance goals.

In 2017, for retention purposes and based on input from its compensation consultant, the Compensation Committee decided to add RSUs to the annual equity award program. The 2016 annual equity award program consisted exclusively of performance-based options. The relative allocation between RSUs and performance-based options varied in accordance with the relative responsibility of the participants, with the mix more heavily weighted toward performance-based options for more senior employees, including the named executive officers (90% performance-based options in the case of Mr. Hagerman, 75% in the case of Mr. Urick, and 60% in the case of Mr. Rice). The RSUs granted to such named executive officers vest three years following the grant date. The performance-based component of the 2017 annual equity award program for named executive officers was based upon the grant of options to purchase a number of shares of common stock of the Company, which is to be earned or forfeited based upon the Company's performance relative to specified Adjusted EBITDA and revenue goals for the applicable year, in each case excluding the effect of mergers and acquisitions transacted during the bonus plan year. The earned options, if any, vest in four annual installments, with the first installment vesting upon the date the Company files its Annual Report on Form 10-K or Audit Committee confirmation of the satisfaction of the applicable performance goals, and the remaining three installments vesting annually on such date thereafter.

For illustrative purposes herein, the target bonus as a percentage of salary for Mr. Kavthekar and Mr. Saban is presented on a prorated basis unless otherwise indicated.

2017 Pay-For-Performance

The establishment of performance metrics generally is focused on the Company and its management team as a collective unit, to foster teamwork and maximize the Company's performance in particular on Adjusted EBITDA and revenue goals (in each case exclusive of the effect of mergers and acquisitions transacted during the bonus plan year) that would constitute exceptional achievement for the Company. See "Proxy Summary – Executive Compensation Highlights – 2017 Actual Performance" for the definition of Adjusted EBITDA.

2017 Annual Bonus Plan. The target bonus of named executive officers is based upon a specified percentage of the participant's annual base salary. Bonuses are earned based upon the achievement of Adjusted EBITDA, revenue, and individual annual performance goals.

Performance	Component	2017 Performance Metric		% of Target Bonus

Component(1)	% of Target Bonus	Target	Actual(2)	Earned

Adjusted EBITDA	60	$123,000,000	$93,585,533	0
Revenue	30	$5,072,000,000	$4,419,543,201	0
Individual	10	Varied	Varied	Varied

(1)
For the Adjusted EBITDA component, achievement of the minimum, target and maximum performance measures results in a payment of 50%, 100%, and 125%, respectively, of the target bonus. For the revenue component, achievement of the minimum, target and maximum performance measures results in a payment of 50%, 100%, and 110%, respectively, of the target bonus. There are linear changes between minimum, target, and maximum payouts for the Adjusted EBITDA and revenue components. For the achievement of the individual performance goals, payments range from 0% to 110% of the target bonus.

(2)
Subset of total Company financial results, as calculated for incentive plans.

2017 Equity Awards – Performance-Based Stock Option Awards. The target equity award for named executive officers is based upon a specified percentage of the participant's annual base salary. The performance-based option awards component of the equity award program are earned based upon the achievement of Adjusted EBITDA and revenue goals.

Performance	Component	2017 Performance Metric		% of Target Award

Component(1)	% of Target Award	Target	Actual(2)	Earned(1)

Adjusted EBITDA	70	$123,000,000	$93,585,533	0
Revenue	30	$5,072,000,000	$4,419,543,201	0

(1)
90% to 100% of each award component is earned based on the achievement of 90% to 100%, respectively, of such performance goal, with linear increases in between such range.

(2)
Subset of total Company financial results, as calculated for incentive plans.

The target bonus amounts and performance-based equity awards were not achieved in 2017.

2017 Long-Term Equity

2017 Equity Awards – Restricted Stock Units. As described above, in 2017, the Compensation Committee introduced time-based RSUs as a component of target equity compensation. In April 2017, the Board approved a form of RSU award agreement which contains "double-trigger" vesting upon a change in control. In April 2017, Mr. Hagerman received an RSU award of 7,519 shares, Mr. Urick received an RSU award of 7,253 shares, and Mr. Rice received an RSU award of 4,587 shares.

2017 Discretionary Cash Bonuses

The Company did not achieve the threshold revenue and Adjusted EBITDA targets set forth under the 2017 bonus plan. However, the Compensation Committee and Board believed that the 2017 bonus participants should be compensated for the Company's financial performance, significant transactions, as well as other considerations, despite the failure to satisfy the objective performance goals. In determining to create such discretionary program and to establish the discretionary cash bonus pool for all participants, the Compensation Committee considered the Company's revenue and Adjusted EBITDA 2017 performance relative to the Board-approved budget and the median of initial market guidance range provided in the first quarter of 2017 (with actual performance excluding acquisitions after such date) and the achievement of individual performance goals, as well as the execution of transformative actions to position the Company for long-term growth including acquisitions and integration activities throughout 2017. Specifically, the 2017 bonus plan's objective financial performance goals were a significant stretch compared to budget and initial guidance. As a result, a 92% payout pool was approved for all participants (which was accrued in full in the Company's 2017 consolidated financial statements). Specifically for Messrs. Saban, Kavthekar and Rice, the Compensation Committee determined to include them among the participants receiving such discretionary bonus based on the foregoing considerations, the leadership achievements of such persons in the transformative activities in 2017, that Messrs. Saban and Kavthekar were newly hired in 2017 and Mr. Rice was promoted in late 2016, and retention. Therefore, the Compensation Committee recommended, and the Board approved, discretionary cash bonuses to each of Messrs. Saban, Kavthekar and Rice in amounts equal to 92% of their respective target cash bonus (pro-rated for service during the year for each of Messrs. Saban and Kavthekar), inclusive of the full achievement for individual performance goals for each person. Specific cash payouts were $103,500 for Mr. Saban, $122,667 for Mr. Kavthekar, and $117,760 for Mr. Rice. Mr. Hagerman did not participate in the 2017 bonus plan and did not receive a discretionary cash bonus for 2017 performance.

Executive Compensation and Related Governance Practices

What We Do		What We Don't Do
á	100% independent Board committees	â	No significant perquisites
á	Stock ownership guidelines	â	No tax gross-ups
á	Pay for performance, including bonus and equity plan	â	No dividends or dividend equivalents on unearned performance-based equity
á	Fixed caps on bonus and equity payouts	â	No defined benefit, supplemental executive retirement, or nonqualified deferred compensation plans
á	Oversight to confirm no undue risk in compensation programs	â	No repricing/replacement of underwater stock options
á	Equity awards for NEOs meaningfully focused more on performance-based	â	No hedging nor use of derivatives permitted
á	Annual say-on-pay shareholder vote	â	No pledging permitted
á	Double trigger equity awards (beginning in December 2016) vest only if terminated within one year of change in control
á	All of performance-based options based on objective performance metrics
á	Beginning in 2018, compare and consider compensation against an appropriate peer group

Say-On-Pay Shareholder Vote for 2017 Annual Meeting of Shareholders

The Compensation Committee and the Board discussed the results of such shareholder vote in 2017. Given the high level of shareholder support, the Compensation Committee did not materially revise the Company's compensation policies and decisions relating to the named executive officers as a result of such vote.

Compensation Philosophy, Program Objectives and Key Features

The Company's named executive officer compensation program has been designed to reward, attract and retain management deemed essential to ensure our success. The program seeks to align compensation with our short- and long-term objectives, business strategy, financial performance, and Company values. In furtherance of such philosophy, the Company's compensation objectives for the named executive officers are designed to:

  •
  Reward executive officers who consistently perform above expectations and are proficient in their roles with higher base pay and/or total compensation opportunity compared to Company salary range guidelines;

  •
  Link pay to performance to create incentives for the named executive officers to perform their duties at a high level, with 60% of the target bonus for named executive officers (other than the Chief Executive Officer) linked to Adjusted EBITDA goals, 30% linked to revenue goals, and 10% linked to individual goals;

  •
  Grant equity awards to align long-term interests with those of our shareholders, to reward long-term performance, and to assist retention;

  •
  Include equity awards for new hires and employment agreements where appropriate to recruit and retain executive talent; and

  •
  In exceptional circumstances, discretionary bonuses as appropriate to provide flexibility to reward executive officers for performance and to adjust to significant events during the year.

The following table sets forth how each component of 2017 compensation was intended to satisfy one or more of the Board's compensation objectives.

Component	Primary Purpose(s)	Key Features

Base Salary	• Retains and attracts employees in a competitive market • Preserves an employee's commitment in the event of downturns in the specialty pharmacy industry and/or equity markets

•

Determinations are based on the Board's collective view of market salaries for executive officers in similar positions with similar responsibilities, and the individual's experience, current performance, responsibilities, anticipated individual growth, internal pay equity, and other subjective factors

Annual Incentive Cash Bonus	• Motivates and rewards achievement of annual performance-based measures • Retains and attracts employees for short term

•

The bonus target for each employee is set forth as a percentage of base salary

•

Earned based upon the achievement of Adjusted EBITDA and revenue (each exclusive of the effect of mergers and acquisitions transacted during the bonus plan year) at target amounts representing exceptional results, with opportunity to earn bonus for individual annual performance goals independent of overall Company results

Equity Awards

•

Provides incentive for employees to focus on long-term fundamentals and thereby create long-term shareholder value

•

Assist in maintaining a stable, continuous management team in a competitive market

•

Provide alignment with shareholders; increased value when stock price improves

•

Performance-Based Options: Motivate and reward achievement of annual performance measures

•

Time-Based RSUs: Assists in retaining key executive officers over longer-term period, particularly where change in strategy may affect achievement of performance-based awards

•

New Hires: Time-based equity awards to attract and incentivize new talent

•

Performance-Based Options: Earned or forfeited based upon the achievement of targeted Adjusted EBITDA and revenue goals (each exclusive of the effect of mergers and acquisitions transacted during the bonus plan year)

•

Time-Based: RSUs for named executive officers cliff-vest three years following the grant date

2017 Compensation Determinations

Base Salary

Changes in base salary have generally been effective in March or April each year. The following table sets forth the base salaries of the named executive officers in 2016 and 2017:

Name	Jan 2016 to Dec 2016 ($)		Jan 2017 to Dec 2017 ($)
Philip R. Hagerman (1)	550,000		550,000
Atul Kavthekar	—		400,000	(2)
Paul Urick	425,000	(3)	425,000
Joel Saban	—		450,000	(4)
Gary Rice	280,000	(5)	320,000	(6)

(1)
Reflects actual base salary amount as set by the Board. Mr. Hagerman voluntarily diverted a portion of his salary payments to the Company's social responsibility budget in order to support the Company's involvement with certain community groups and charities in 2016 and 2017.

(2)
Reflects base salary as of May 1, 2017 upon appointment as Chief Financial Officer.

(3)
From January 2016 through October 2016, Mr. Urick's base salary was $270,000. Mr. Urick's base salary increased in October 2016 upon his appointment as President.

(4)
Reflects base salary as of August 2017 upon appointment as President.

(5)
Reflects base salary as of October 2016 upon appointment as Executive Vice President of Operations. Mr. Rice's base salary was $225,000 from March 2016 to October 2016.

(6)
Reflects base salary as of July 1, 2017 upon adjustment by Board for market and retention reasons. Mr. Rice's base salary was $280,000 from October 2016 to July 2017.

Establishing Company Performance Goals for 2017 Annual Bonus Plan and Performance-Based Options

The 2017 target performance goals for performance-based options were established in March 2017, which represented the Compensation Committee's reasonable judgment of what would be an exceptional outcome for the Company for 2017. There are linear increases between the minimum, target, and maximum goals for the 2017 bonus plan and between minimum and target goals for the equity awards.

	Minimum		Target		Maximum (Bonus Plan Only)

Component	2017 Target ($)	Increase over 2016 Actual (%)	2017 Target ($)	Increase over 2016 Actual (%)	2017 Target ($)	Increase over 2016 Actual (%)
Adj. EBITDA	109,000,000	2	123,000,000	15	129,000,000	20
Revenue	4,736,000,000	7	5,072,000,000	15	5,513,000,000	25

Annual Incentive Cash Bonus (2017 Annual Bonus Plan)

The 2017 bonus plan for named executive officers and certain other eligible key employees generally continued the Company's 2016 annual bonus plan, with continuation of provisions to address, among other things, pro rata bonuses, rights upon termination of employment, and the Company's right to clawback such bonus upon specified events.

Target Bonuses of Named Executive Officers. Under the 2017 bonus plan, a participant's bonus target is set forth as a percentage of base salary. The Board increased the 2017 bonus targets as a percentage of base salary for certain employees as a result of management recommendations, in consultation with the Compensation Committee, based on comparative information acquired through industry surveys, and comparative company analysis gathered in connection with the Company's initial public offering, as well as judgments regarding the appropriate levels of base, incentive, and total compensation for named executive officers in light of the Company's characteristics and market position.

Performance Components. Adjusted EBITDA, revenue and individual performance goals represented 60%, 30%, and 10%, respectively, of the target bonus. See "—Establishing Company Performance Goals for 2017 Annual Bonus Plan and Performance-Based Options" for specific Adjusted EBITDA and revenue goals.

Individual Performance Component. The individual performance component is discretionary and takes into account a number of subjective factors evaluating the performance of such named executive officer.

2017-Earned. The following table sets forth information regarding the percentage of the bonus target that may be earned based on the achievement of the minimum, target, and maximum performance goals, and the actual percentage of bonus target earned. No amount is earned below minimum performance. See "Executive Summary—2017 Pay-For-Performance" for the Company's actual performance with respect to each performance metric.

	Payout Opportunity Based on Component Performance (Expressed as a % of Bonus Target)			Earned Bonus (Expressed as a % of

Component	Minimum	Target	Maximum	Bonus Target)

Adj. EBITDA	30	60	75	0
Revenue	15	30	33	0
Individual	0	10	N/A	Varied

2017- Target and Discretionary Bonuses. The following table sets forth summary information regarding the 2016 target bonus, 2017 target bonus, and bonus earned in 2017 for our named executive officers. In 2017, the bonus earned includes the discretionary bonus (inclusive of the individual performance component of the 2017 Bonus Plan) as described above under "Executive Summary—2017 Discretionary Cash Bonuses."

	2016 Bonus Plan	2017 Bonus Plan Target(1)

Name	Target as % of Base Salary	% of Base Salary	$	Bonus Plan Earned $

Atul Kavthekar	N/A	50	133,333	122,667
Joel Saban	N/A	60	112,500	103,500
Gary Rice	30	40	128,000	117,760
Paul Urick	45	60	255,000	N/A

(1)
Messrs. Kavthekar and Saban's target bonus and earned bonus amounts stated are prorated based on amounts earned during 2017, multiplied by bonus target percentages of 50% and 60%, respectively. In the case of Mr. Rice, target amount calculated as 40% of his $320,000 salary as of December 31, 2017.

Equity Incentive Program

In April 2017, upon recommendation of the Compensation Committee, the Board approved performance-based options and time-based RSUs to be granted to our named executive officers under the 2014

Omnibus Incentive Plan. The following discussion excludes new hire equity awards. For a discussion of such awards, see "Executive Summary—Executive Transitions."

Performance-based Options and Retention-based RSUs.

Target Grants to Named Executive Officers. A participant's target grant was based on the value determined by the Board divided by the grant date fair value on the grant date.

Performance Components. Adjusted EBITDA and revenue performance goals represented 70% and 30%, respectively, of the target grant award. See "—Establishing Company Performance Goals for 2017 Annual Bonus Plan and Performance-Based Options" for specific Adjusted EBITDA and revenue goals.

2017-Earned. The following table sets forth information regarding the percentage of the target that may be earned based on the achievement of the minimum, target, and maximum performance goals, and the actual percentage of target earned. No award is earned below minimum performance. See "Executive Summary-2017 Pay-For-Performance" for the Company's actual performance with respect to each performance metric.

	Equity Award Opportunity Based on Component Performance (Expressed as a % of Bonus Target)			Earned Equity (Expressed as a % of

Component	Minimum	Target	Maximum	Target)

Adj. EBITDA	63	70	70	0
Revenue	27	30	30	0

The following table sets forth summary information regarding the 2017 target equity incentive award and awards earned for our named executive officers participating in such programs.

	Total Equity Award(1)	Performance-Based Options Target Award			Retention Based Awards

Name	% of Base Salary	Grant Date Fair Value ($)	Performance-Based Options Target (#)	Performance- Based Options Earned (#)	RSUs (#)	Grant Date Fair Value($)
Philip R. Hagerman	200	990,002	183,650	0	7,519	110,003
Paul Urick	100	318,756	58,583	0	7,253	106,256
Gary Rice	60	100,802	18,526	0	4,587	67,200

(1)
Amounts included in percentage of Total Equity Award Target include value of performance-based options and RSUs.

Other Equity-Related Policies

Timing and Pricing of Share-Based Grants

With respect to annual equity awards, the Compensation Committee and the Board do not coordinate the timing of share-based grants with the release of material non-public information. Historically, promotion and new hire equity grants have been made throughout the year as of the date of promotion or hire.

In accordance with the 2014 Omnibus Incentive Plan, the exercise price of each option is the closing price for the Company's common stock on the date approved by the Compensation Committee or the Board to be the grant date (which date is not earlier than the date the Compensation Committee or the Board approved such grant).

Policy on Pledging and Hedging Company Securities

In addition to the restrictions set forth in SEC regulations, the Company's Insider Trading Policy prohibits the hedging and, since March 2018, pledging of Company securities. In particular, the policy prohibits directors, executive officers and other employees, with respect to the Company's securities, from engaging in short sales, trading in puts, calls, options or other derivative securities. In addition, the policy prohibits pledging of Company securities or holding Company securities in a margin account.

Clawbacks

Both our annual bonus plan and equity incentive program are subject to a clawback provision included therein. Specifically for the annual bonus plan, if the Company's financial statements are the subject of a restatement due to error or misconduct, to the extent permitted by governing law, the Company is authorized to seek reimbursement of excess incentive cash compensation paid under the bonus plan to participants for the relevant performance periods; however, the Company's clawback right extends only to any bonuses earned for the three completed fiscal years prior to the date the Company determines such restatement is required. In addition, the Company's recently approved form of performance-based RSU award agreement will make such awards subject to forfeiture and/or recovery under any compensation recovery policy that the Company may adopt from time to time, which recovery right extends to the proceeds realized by the applicable participant due to sale or other transfer of such stock.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (the "Code") provides that annual compensation in excess of $1 million paid to a publicly traded company's principal executive officer, principal financial officer and the three other highest compensated executive officers is not deductible by the company for federal income tax purposes. The Compensation Committee will review the application of Section 162(m) of the Code with respect to any future compensation arrangements considered by the Company. To maintain flexibility in compensating the Company's executive officers to meet a variety of objectives, the Compensation Committee does not have a policy that all executive compensation must be tax-deductible.

Nonqualified Deferred Compensation

Section 409A of the Code provides that amounts deferred under nonqualified deferred compensation arrangements will, upon becoming vested, be included in an employee's income as well as be subject to penalties and interest, unless certain requirements are complied with. We do not offer any nonqualified deferred compensation plans to any of our executive officers. The Company's 2014 Omnibus Incentive Plan is intended to comply with or be exempt from the requirements of Section 409A.

Change in Control Payments

If a company makes "parachute payments" to an employee, Section 280G of the Code disallows the company's tax deduction for the portion of the parachute payments constituting "excess parachute payments," and Section 4999 of the Code subjects the employee to an additional 20% excise tax on the excess parachute payments. For this purpose, parachute payments generally are defined as payments to specified persons that are contingent upon a change in control in an amount equal to or greater than three times the person's base amount (the five-year average Form W-2 compensation). The excess parachute payments, which are nondeductible and subject to an additional 20% excise tax, equal the amount of the parachute payments in excess of one times the person's base amount. The Company does not pay tax gross-ups with respect to such excise tax.

Only our President, Mr. Saban, has an employment agreement with the Company that entitles him to payments upon the termination of his employment, including following a change of control that may qualify as "excess parachute payments." The Company's 2007 Option Plan and 2014 Omnibus Incentive Plan may entitle participants to payments in connection with a change in control that may result in excess parachute payments.

Other

We do not provide any named executive officer with a tax gross-up or other reimbursement payment for any tax liability that he may owe as a result of the application of Sections 4999 or 409A of the Code.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis ("CD&A") in this proxy statement with management, including Messrs. Park and Saban. Based on such review and discussion, the Compensation Committee recommended, and the Board authorized, the inclusion of the CD&A in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and the proxy statement for the 2018 annual meeting.

The Compensation Committee
David Dreyer, Chair Regina Benjamin Shawn Tomasello

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2017, none of our executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served on the Compensation Committee or our Board of Directors.

NAMED EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table for 2017

The table below summarizes the total compensation paid or earned by the named executive officers in 2017, 2016, and 2015.

Name and Principal Position	Year (1)	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(4)		Total ($)
Philip R. Hagerman	2017	352,469	—	110,003	990,002		20,200		1,472,674
Former Chief Executive	2016	388,461	—	—	1,102,897	—	20,220		1,511,578
Officer	2015	307,692	—	—	993,908	—	21,350		1,322,950
Atul Kavthekar	2017	261,538	122,667	—	1,186,000	—	13,059		1,583,264
Chief Financial Officer
Treasurer
Joel Saban	2017	173,077	103,500	—	1,241,800	—	5,085		1,523,462
President
Paul Urick	2017	371,058	—	106,256	318,756	—	227,869	(5)	1,023,939
Former President	2016	289,231	11,976	—	1,573,168	—	16,242		1,890,617
Gary Rice	2017	300,000	117,760	67,200	100,802	—	15,802		601,564
Executive Vice President of	2016	231,346	7,728	—	508,926	—	16,505		764,505
Operations

(1)
Amounts reflected in the "Bonus" column represent the 2017 discretionary bonus amounts (inclusive of the portion related to individual performance measures) and, in 2016 and 2015, the discretionary portion of such person's cash bonus earned under the 2016, and 2015 bonus plans (i.e., the portion related to individual performance measures). Amounts reflected in the "Non-Equity Incentive Plan Compensation" column represent the Company performance-based portion of such person's cash bonus earned under the 2017, 2016, and 2015 bonus plans. None of our current named executive officers earned any Company performance-based portion of such person's cash bonus in 2017 or 2016. Payments of bonuses for 2017 were made in April 2018.

(2)
Represents the grant date fair value of RSUs based on the closing price of the Company's common stock on the grant date.

(3)
Represents the grant date fair value (excluding the effect of estimated forfeitures) calculated in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718. The Company uses the Black-Scholes-Merton option pricing model to determine the grant date fair value of options (both performance-based and time-vested option grants), including assumptions which are specified in Note 11 to the Company's audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2017.

The "Option Awards" column in 2017:

  •
  For Mr. Hagerman, Mr. Rice and Mr. Urick, represents annual performance-based option grants.

  •
  For Mr. Saban and Mr. Kavthekar, represents special new hire option grants ($1,241,800) and ($1,186,000), respectively.

(4)
For 2017, includes: 401(k) matching contributions by the Company ($10,600 for Mr. Hagerman, $6,769 for Mr. Kavthekar, $1,385 for Mr. Saban $6,182 for Mr. Rice, and $6,859 for Mr. Urick); and car allowances ($9,620 for Mr. Hagerman and Mr. Rice, $6,290 for Mr. Kavthekar, $3,700 for Mr. Saban, and $8,510 for Mr. Urick).

(5)
Includes $212,500 cash severance payment in accordance with Mr. Urick's severance agreement and reimbursement for certain health insurance coverage for a period of six months following the Urick Separation Date.

Narrative Discussion of Summary Compensation Table for 2017

Mr. Hagerman. In 2015, 2016, and 2017 Mr. Hagerman voluntarily reduced or suspended his base salary for periods of time and directed such funds to the Company's social responsibility budget, including $206,500 in 2017. These amounts are not included in this table. See "Compensation Discussion and Analysis – 2017 Compensation Determinations – Base Salary." Further, Mr. Hagerman did not participate in the annual bonus plan due to his significant equity ownership, in line with historical practice.

Promotions and Transitions. Mr. Kavthekar was appointed Chief Financial Officer effective May 1, 2017. Mr. Kavthekar received special time-based option grants in May 2017 in connection with his appointment to Chief Financial Officer. See "Compensation Discussion and Analysis – Executive Summary" for a description of his 2017 target annual compensation.

Mr. Saban was appointed President in August 2017. He received special time-based options in connection with his appointment to President. See "Compensation Discussion and Analysis – Executive Summary" for a description of his 2017 target annual compensation.

Mr. Urick was appointed President effective November 1, 2016 and resigned from the Company on August 7, 2017. In connection with Mr. Urick's departure, Mr. Urick executed the Urick Severance Agreement and received a payment in connection therewith.

Base Salary. Base salary changes generally are effective in March or April each year. In the case of Mr. Rice, his base salary was increased effective July 1, 2017 from $280,000 to $320,000 based on retention, incentive and market factors.

Bonus and Incentive Plan Compensation. See "Compensation Discussion and Analysis—2017 Compensation Determinations" for information regarding Adjusted EBITDA, revenue, and discretionary components of the 2017 bonus plan and amounts earned thereunder. Specifically, none of the performance-based options granted in 2017 were earned, and named executive officers participating in the 2017 annual bonus plan earned all of the individual performance component. In addition, as discussed in further detail under "Compensation Discussion and Analysis Executive Summary," the Company's named executive officers and certain other employees were granted discretionary bonuses for 2017, which amounts included the individual performance component.

Option Grants. The 2017 annual option grants were for performance-based options that vest pro rata over four years, with the first installment vesting upon the date the Company files its Annual Report on Form 10-K or Audit Committee confirmation of the satisfaction of the applicable performance goals, and the remaining three installments vesting annually on such date thereafter. Based on the Company's failure to meet the minimum performance thresholds, all such options were forfeited.

Grants of Plan-Based Awards in 2017

The following table provides information about equity and non-equity awards granted to the named executive officers in 2017.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(#)
										Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Philip R. Hagerman	4/19/17	—	—	—	—	—	—	7,519	—	—	110,003
	4/19/17	—	—	—	165,285	183,650	183,650	—	—	14.63	990,002
Atul Kavthekar(4)	5/1/17	—	—	—	—	—	—	—	200,000	16.00	1,186,000
	N/A	66,667	133,333	160,000	—	—	—	—	—	—	—
Joel Saban(5)	8/7/17	—	—	—	—	—	—	—	200,000	15.94	1,241,800
	N/A	56,520	112,500	135,000	—	—	—	—	—	—	—
Paul Urick	4/4/17	—	—	—	—	—	—	7,253	—	—	106,256
	4/4/17	—	—	—	52,575	58,583	58,583	—	—	14.65	318,756
	N/A	127,500	255,000	306,000	—	—	—	—	—	—	—
Gary Rice	4/4/17	—	—	—	—	—	—	4,587	—	—	67,200
	4/4/17	—	—	—	16,673	18,526	18,526	—	—	14.65	100,802
	N/A	64,000	128,000	153,600	—	—	—	—	—	—	—

(1)
Relates to possible cash payouts attributable to the Company performance-based components of the 2017 bonus plan, exclusive of the 10% discretionary component of the 2017 bonus plan.

(2)
Threshold amounts with respect to both Non-Equity Incentive Plan Awards and Equity Incentive Plan Awards represent threshold achievement of both the Adjusted EBITDA component and the revenue component of such plans.

(3)
Each option granted in 2017 had a grant date fair value as follows: April 4, $5.441; April 19, $5.3907; May 1, $5.93; and August 7, $6.209. See Notes 2 and 3 to the Summary Compensation Table for information regarding the grant date fair value of options and RSUs.

(4)
Cash bonus opportunity amounts prorated from Mr. Kavthekar's initial date of service, May 1, 2017.

(5)
Cash bonus opportunity amounts prorated from Mr. Saban's initial date of service, August 7, 2017.

Narrative Discussion of Grants of Plan-Based Awards in 2017 Table

Non-Equity Incentive Plan - 2017 Annual Bonus Plan. For the participating named executive officers, 60%, 30%, and 10% of the non-equity incentive bonus target was based on achievement of a 2017 Adjusted EBITDA performance measure, a 2017 revenue performance measure, and a subjective individual performance, respectively. Only the amounts eligible to be earned under the objective performance components (Adjusted EBITDA and revenue) are included in this table. No bonuses were earned with respect to the objective performance components in 2017. In addition, as discussed in further detail under "Compensation Discussion and Analysis – Executive Summary – 2017 Discretionary Cash Bonuses," the Company's named executive officers and certain other employees were granted discretionary bonuses for 2017.

Equity Incentive Plan - Performance-Based Option Awards. For each of our named executive officers, 70% and 30% of the equity incentive bonus target was based on achievement of a 2017 Adjusted EBITDA performance measure and a 2017 revenue performance measure, respectively. All performance-based options granted in 2017 were forfeited as the performance vesting conditions were not met.

Outstanding Equity Awards at December 31, 2017

The following table sets forth certain information with respect to outstanding equity awards held by certain of our named executive officers on December 31, 2017. All options in the table granted prior to 2014 were made pursuant to the 2007 Option Plan, and all other equity awards set forth below were made pursuant to the 2014 Omnibus Incentive Plan.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Philip R. Hagerman	6/5/15(1)	76,726	76,726	39.26	6/5/25	—	—
	4/19/17(2)	—	—	—	—	7,519	150,906
Paul Urick	6/19/15(3)	50,000	—	44.39	2/7/18(4)	—	—
	7/10/15(3)	16,724	—	48.64	2/7/18(4)	—	—
	1/27/16(3)	12,500	—	29.95	2/7/18(4)	—	—
	2/12/16(3)	6,250	—	29.73	2/7/18(4)	—	—
Joel Saban	8/7/17(3)	—	200,000	15.94	8/7/27	—	—
Atul Kavthekar	5/1/17(3)	—	200,000	16.00	5/1/27	—	—
Gary Rice	3/1/12(3)	27,313	—	4.29	3/1/22	—	—
	1/5/13(3)	131,687	—	5.88	1/15/23	—	—
	6/5/15(1)	4,548	4,547	39.26	6/5/25	—	—
	10/30/15(3)	37,500	37,500	28.11	10/30/25	—	—
	12/5/16(3)	25,000	75,000	14.40	12/5/26	—	—
	4/4/17(2)	—	—	—	—	4,587	92,061

(1)
Performance-based options that were subject to performance conditions in 2015. The table reflects earned options, which vest in four annual installments, with the first installment vesting on February 29, 2016 (the date the Company filed its Annual Report on Form 10-K) and the remaining three installments vesting annually on such confirmation date thereafter.

(2)
Vests 100% on the third anniversary of the grant date.

(3)
Vests 25% on each of the first, second, third, and fourth anniversaries of the grant date, with full vesting achieved on the fourth anniversary of the grant date.

(4)
In accordance with the 2014 Omnibus Plan, all of Mr. Urick's unvested options terminated on his resignation date, November 7, 2017. In accordance 2014 Omnibus Plan, Mr. Urick's vested options terminated 90 days after such resignation date.

Option Exercises and Stock Vested in 2017

None of our named executive officers had stock awards which vested in 2017. None of our named executive officers exercised options in 2017.

Potential Payments Upon Termination or Change in Control

The following section describes potential payments and benefits to the named executive officers under the Company's compensation and benefit plans and arrangements upon termination of employment or a change in control of the Company as of December 31, 2017.

Change in Control

The following table sets forth the value of acceleration of unvested stock options and RSUs that would have accrued to certain of our named executive officers if a change in control had occurred on December 31, 2017 and, the named executive officer listed below was fired without cause or left without good reason within one year of such change in control. The unvested portions of the "single-trigger" option awards issued prior to December 2016 have an exercise price higher than the closing trading price of the Company's common stock as of December 31, 2017, and therefore are not included in the table below. See "—2007 Option Plan" and "—2014 Omnibus Incentive Plan."

Name	Value of Accelerated RSUs ($)(1)	Value of Accelerated Options ($)(2)	Total($)
Philip Hagerman	150,906	—	150,906
Joel Saban	—	826,000	826,000
Atul Kavthekar	—	814,000	814,000
Gary Rice	92,061	425,250	517,311

(1)
Calculated as the difference between the closing trading price of our common stock underlying the options subject to accelerated vesting on December 31, 2017 ($20.07) and the exercise price of those options, multiplied by the number of unvested shares, and then rounded to the nearest dollar. Many of the unvested options detailed in the "—Outstanding Equity Awards at December 31, 2017" have an exercise price above the closing trading price of our common stock on December 31, 2017. Accordingly, no value would have been realized from the vesting of such options in the event of a change of control as of December 31, 2017.

(2)
Calculated as the closing trading price of our common stock on December 31, 2017 ($20.07) multiplied by the number of shares underlying the RSU Award.

2017 Annual Bonus Plan

Under the 2017 Annual Bonus Plan, in the event of a change in control of the Company, if a participating executive is terminated by the Company (or any successor thereof, by merger, acquisition, or otherwise) for any reason within six months of such change in control, such executive will earn the target award percentage for the fiscal year in which the employment termination occurs multiplied by the greater of his or her actual base salary in effect on the date of (i) the employment termination and (ii) the change in control.

2007 Option Plan

The 2007 Option Plan provided for the grant of options, which include nonqualified stock options and incentive stock options, to our employees, directors, and consultants. No awards may be granted in the future under this plan.

The options expire on the tenth anniversary of the grant date but are subject to earlier termination upon termination of a participant's employment or service.

Termination of Employment for Cause. Upon a termination of employment or service for cause, we may terminate any options (whether vested or unvested) in our sole discretion as of the termination date.

Termination of Employment Due to Disability or Death. Upon a termination of employment or service due to disability or death, all unvested options will terminate on the termination date and all vested options will terminate one year after the termination date. In the event a deceased participant's vested options are properly exercised, the Board may elect to pay to the participant's legal representative the amount by which the fair market value per share on the date of exercise exceeds the exercise price, multiplied by the number of shares with respect to which the options are being exercised.

Termination of Employment Other Than for Disability, Death or Cause. Upon a termination of employment or service for reason other than disability, death or cause, all unvested options will terminate on the termination date and all vested options will terminate three months after the termination date, except in the case of the participant's death during such three-month period, in which case, all vested options will terminate one year after the termination date.

Change in Control. In the event of a change in control of the Company, all unvested options immediately vest on the effective date of such change in control.

2014 Omnibus Incentive Plan

The 2014 Omnibus Incentive Plan provides for the award to employees, directors, consultants, advisors, or to nonemployees, to whom an offer of employment has been or is being extended, of the Company and its affiliates of options, restricted stock, restricted stock units, stock appreciation rights, performance awards (which may take the form of performance units or performance shares), and other stock and stock unit awards.

The Board may provide by rule or regulation or in any award agreement, or may determine in any individual case, the circumstances in which awards shall be paid or forfeited in the event a participant ceases to be employed by us, or to provide services to us, prior to the end of a performance period, period of restriction or the exercise, vesting, or settlement of such award.

In December 2016, the Board approved a form of stock option award providing for "double trigger" vesting upon a change in control. However, the following discussion describes the terms of the 2014 Omnibus Incentive Plan prior to such revision, except as specifically discussed below:

Termination of Employment - Unvested Options. Upon a termination of employment or service for any reason, all unvested options will terminate on the termination date.

Termination of Employment - Vested Options.

For Cause. Upon a termination of employment for cause, all vested options will terminate on the termination date.

Upon Death or Disability. Upon a termination of employment upon death or disability, all vested options will terminate one year after the termination date (but no later than the option expiration date).

For Any Reason Other Than Death, Disability, or Cause. Upon a termination of employment for any reason other than death, disability, or cause, all vested options will terminate 90 days after the termination date (but no later than the option expiration date).

Change in Control. In the event of a change in control of the Company, all unvested options immediately vest 10 days prior to such change in control.

Form of Stock Option Award (Performance-Based). In the event of a change in control of the Company, all unvested performance-based option awards immediately vest 10 days prior to such change in control. Except as otherwise determined by the Compensation Committee at the time of a change in control, any portion of the option that has not, prior to or in connection with the change in control, either been exercised or cancelled in exchange for a cash payment equal to the fair value of the option shall terminate, expire, and be forfeited upon closing of the change in control.

Other. In addition, the Board retains the right to cause a forfeiture of awards upon any breach or violation of agreements, policies, or plans of the Company, as well as to the extent permitted by applicable law or regulations.

Revised Form of Stock Option Award (Time-Based). In December 2016, the Board approved a new Form of Stock Option Award (Time-Based). The revised form is substantially similar to the form used prior to such adoption, except that in the event of a change in control, the unvested options do not vest unless the grantee is terminated without cause or the grantee resigns with good reason within one year of such change in control. The Time-Based option awards granted to each of Messrs. Rice and Urick in December 2016 and Messrs. Kavthekar and Saban in May and August 2017, respectively, contain such "double trigger" vesting provisions.

Form of Restricted Stock Unit Award (Time-Based). In April 2017, the Board approved a form of Restricted Stock Unit Award Agreement (Time-Based) (the "RSU Award Agreement") for RSUs to be issued from time to time under the Company's 2014 Omnibus Incentive Plan. Under the terms of the RSU Award Agreement, the Company may issue the right to receive, upon vesting and the satisfaction of any required tax withholding obligation, shares of common stock, no par value, of the Company ("Common Stock"), which will become vested as set forth in the applicable award on the basis of one share of Common Stock for each RSU, provided that the grantee has remained continuously employed by the Company from the grant date to such vesting date. The RSU Award Agreement also contains a "double trigger" vesting provision such that in the event of a change in control, the RSUs do not vest unless the grantee is terminated without cause or the grantee resigns with good reason within one year of such change in control.

Form of Restricted Stock Unit Award (Performance-Based). In March 2018, the Board approved a form of Restricted Stock Unit Award Agreement (Performance-Based) (the "Performance RSU Award Agreement") for RSUs to be issued from time to time under the Company's 2014 Omnibus Incentive Plan. Under the terms of the Performance RSU Award Agreement, the Company may issue the right to receive, upon achieving certain performance metrics, vesting and the satisfaction of any required tax withholding obligation, shares of Common Stock, which will become vested as set forth in the applicable award on the basis of one share of Common Stock for each RSU, provided that the grantee has remained continuously employed by the Company from the grant date to such vesting date. The RSU Award Agreement also contains a "double trigger" vesting provision such that in the event of a change in control, the RSUs do not vest unless the grantee is terminated without cause or the grantee resigns with good reason within one year of such change in control.

Urick Severance Agreement

On August 7, 2017, the Company and Mr. Urick entered into the Urick Severance Agreement that set forth the terms on which Mr. Urick was terminated. The Urick Severance Agreement provided for a severance benefit of $212,500 to be paid in equal installments over the course of six months following the separation date of November 7, 2017 (the "Termination Date"). All unvested options and RSUs of Mr. Urick terminated immediately following the Termination Date. The vested options held by Mr. Urick were exercisable for a period of 90 days following the Termination Date. The Urick Severance Agreement also provided that the Company would continue group healthcare coverage for Mr. Urick and his dependents from November 7, 2017 through January 31, 2018, subject to certain COBRA requirements (determined to have a value of $437.93). The Urick Severance Agreement further contains a mutual general release of any claims for the benefit of Mr. Urick and the Company.

Saban Employment Agreement

On August 7, 2017, the Company and Mr. Saban entered into the Saban Employment Agreement. Pursuant to the Saban Employment Agreement, Mr. Saban will serve as President of the Company for an initial term of two years, and the agreement automatically extends for successive one-year periods unless either party gives at least 90 days' notice prior to the end of the then existing term.

Base Salary. The Saban Employment Agreement establishes a base salary of $450,000 as of August 2017, which amount will be reviewed at least annually and may be adjusted by the Board or the Compensation Committee (as appropriate, the "Administrator"), at its discretion.

Annual Cash Bonus. The Saban Employment Agreement provides that Mr. Saban is eligible for a cash bonus for each fiscal year the Saban Employment Agreement is in effect, with a target amount of 60% of his annual base salary (prorated for 2017).

One-Time Equity Award. The Saban Employment Agreement provided Mr. Saban with a grant of options to purchase 200,000 of the Company's common shares, at an exercise price equal to the closing price of the Company's common stock on the grant date, vesting in equal annual installments over a four-year period.

Annual Equity Award. For fiscal year 2018 and thereafter, Mr. Saban will be eligible for equity compensation at a target amount of 100% of the annual base salary then in place. The Board subsequently raised this target amount to 360% in 2018.

Other Benefits. The Saban Employment Agreement further entitles Mr. Saban to such perquisites and fringe benefits and other employee benefit programs or plans for which senior executive employees are generally eligible in accordance with the policies of the Company, as well as reimbursement of all reasonable out-of-pocket business expenses incurred by Mr. Saban in the course of performing his duties.

Clawback Right. If the Board (or appropriate committee thereof) determines that any fraud, negligence, or intentional misconduct by Mr. Saban is a significant contributing factor to the Company having to restate all or a portion of its financial statements, the Board may require reimbursement of any bonus or incentive compensation paid to Mr. Saban to the extent that (i) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (ii) Mr. Saban engaged in any fraud or misconduct that caused or significantly contributed to the need for the restatement, and (iii) the amount of the bonus or incentive compensation that would have been awarded to Mr. Saban had the financial results been properly reported would have been lower than the amount actually awarded.

Termination Due to Death or Disability, by Company for Cause, or by Mr. Saban without Good Reason. If Mr. Saban's employment is terminated by reason of death or disability, by the Company for Cause, or by Mr. Saban without Good Reason, Mr. Saban will receive:

  •
  Base salary that has accrued through the termination date; plus any unpaid annual bonus for any previously completed fiscal year of the Company preceding the date of termination, provided that any unpaid annual bonus shall not be payable in the event Mr. Saban is terminated for Cause; plus any other salary, compensation or benefits specifically provided for under the Company's employee benefit plans or as otherwise expressly required by applicable law (the "Accrued Benefits"); and

  •
  Mr. Saban's rights with respect to any equity awards granted to him by the Company shall be governed by the terms and provisions of the incentive compensation plans (including plan rules) and award agreements then in effect at the time of termination.

Mr. Saban's employment will terminate upon death or disability. Disability is defined as Mr. Saban's inability to perform the essential functions of Mr. Saban's position with the Company, with or without reasonable accommodations by the Company, for a period of 90 consecutive days or 120 days in any 365 day period.

"Cause" is defined as:

  •
  The conviction (including conviction upon of a plea of nolo contendere) of a felony or other crime which is punishable by imprisonment;

  •
  The commission of any act or omission involving dishonesty, fraud, or a violation of law with respect to the Company or any of its subsidiaries or affiliates;

  •
  Reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace), or other conduct causing the Company or any of its subsidiaries or affiliates public disgrace, disrepute, or economic harm;

  •
  Breach of fiduciary duty, fraud, or willful misconduct with respect to the Company and/or any of its subsidiaries or affiliates; or

  •
  Any material breach of the Saban Employment Agreement or the Company's policies and procedures by Mr. Saban, unless remedied by Mr. Saban within thirty (30) days after receipt of written notice of such breach.

"Good Reason" is defined as:

  •
  A material adverse change in Mr. Saban's title, duties, or responsibilities in a manner that is materially inconsistent with the position he holds;

  •
  A material reduction in Mr. Saban's base salary, target annual bonus opportunity or target annual equity compensation;

  •
  A material breach by the Company of its obligations, covenants or agreements under the Saban Employment Agreement; or

  •
  A requirement that Mr. Saban relocate his principal business office or principal residence outside of the Chicago metropolitan area.

  •
  Further, Mr. Saban must provide written notice to the Company of the event qualifying for a "Good Reason" termination, and the Company must have failed to cure such event within 30 days, if curable, and Mr. Saban must terminate his employment within 30 days following the expiration of such cure period for the termination to qualify for Good Reason.

Termination by Company Other than for Cause or by Mr. Saban with Good Reason (other than following a Change in Control). If Mr. Saban's employment is terminated by the Company other than for Cause, or by Mr. Saban for Good Reason, Mr. Saban will receive:

  •
  Severance payments equal to twelve months' of Mr. Saban's then current annual base salary in effect immediately prior to the event giving rise to the termination (payable ratably over such period in accordance with the Company's normal payroll procedures);

  •
  Reimbursement for COBRA continuation coverage at the same rate as the Company pays for health insurance coverage for its active employees (the "Cobra Benefits");

  •
  The Accrued Benefits; and

  •
  Mr. Saban's rights with respect to any equity awards granted to him by the Company shall be governed by the terms and provisions of the plans (including plan rules) and award agreements then in effect at the time of termination.

Following a Change in Control, Termination by Company Other than for Cause or by Mr. Saban with Good Reason.    If, within one year following a Change in Control (as defined in the Company's 2014 Omnibus Incentive Plan), Mr. Saban is terminated by the Company other than for Cause, or Mr. Saban terminates for Good Reason, Mr. Saban will receive:

  •
  The aggregate of the amount equal to the annual base salary (i.e. 12 months of base salary), and the greater of the target bonus for the then current fiscal year under the Company's annual bonus plan or any successor annual bonus plan and the average annual bonus and annual equity incentive paid to or for the benefit of Mr. Saban for the prior 3 full years (or any shorter period during which Mr. Saban has been employed by the Company), payable in four equal quarterly installments during the one-year severance period;

  •
  The Cobra Benefits;

  •
  The Accrued Benefits; and

  •
  Mr. Saban's rights with respect to any equity awards granted to him by the Company shall be governed by the terms and provisions of the plans (including plan rules) and award agreements then in effect at the time of termination.

Confidentiality, Non-Solicitation and Non-Compete, Release. The Saban Employment Agreement contains customary confidentiality terms. The Saban Employment Agreement also contains non-solicitation and non-competition provisions effective from the Effective Date until the first anniversary following the termination date. If Mr. Saban violates any of the foregoing, the Company's payment obligations under the Saban Employment Agreement, including any severance payments, cease. In addition, the Saban Employment Agreement provides that Mr. Saban must sign a general form of release of claims against the Company in order to be eligible for severance.

Employment Agreement Change in Control/Severance Payment Table

The following table estimates the potential payments and benefits to Mr. Saban under the Saban Employment Agreement, upon the termination of employment or a change in control, assuming such event occurred on December 31, 2017. These estimates do not reflect the actual amounts that will be paid to Mr. Saban upon such events in the future, if any, the amounts of which would only be known at the time Mr. Saban becomes eligible for payment and would be payable only if the specified event occurs.

The following items are not reflected in the table set forth below:

  •
  Costs of COBRA or any other mandated governmental assistance program to former employees, which is de minimis; and

  •
  Amounts outstanding under the Company's 401(k) Savings Plan.

Named Executive Officer	Cash Severance ($)	Acceleration of Share- Based Awards ($)	Total ($)
Joel Saban
Death or Disability	—	—	—
By Company (for Cause)	—	—	—
By Executive (without Good Reason)	—	—	—
By Company (without Cause)	450,000	826,000	1,276,000
By Executive (for Good Reason)	450,000	826,000	1,276,000
Change in Control (without termination of employment)	—	—	—
Change in Control (with termination of employment)	450,000	826,000	1,276,000

CEO PAY RATIO DISCLOSURE

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of a company's median employee's ("Median Employee") annual total compensation to the total annual compensation of a company's chief executive officer ("CEO"). The Company's CEO during the 2017 fiscal year was Mr. Phil Hagerman, and his total compensation was $1,679,674, (the "CEO Compensation"), which amounts, for this purpose include the payments Mr. Hagerman diverted to the social responsibility budget in 2017 in addition to the totals shown in the Summary Compensation Table for 2017. For 2017, the CEO Compensation was approximately 40.3 times the total compensation of the Median Employee, whose compensation for 2017 was $41,648, as illustrated in the table below. The Median Employee is a full-time hourly employee at our corporate headquarters, and the total compensation of such Median Employee included a small bonus in accordance with Company Policy and the value of a 401k match. The Company's CEO to Median Employee pay ratio was calculated in accordance with SEC requirements; however, due to the flexibility afforded by Item 402(u) of Regulation S-K in calculating the pay ratio, the pay ratio presented herein is a reasonable estimate and may not be comparable to the pay ratio presented by other companies. We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees and we believe our compensation philosophy and process yield an equitable result.

In determining the Median Employee, a listing was prepared of all employees as of December 18, 2017, , excluding the CEO of the Company and including the following wholly owned subsidiaries of the Company: Affinity Biotech, Inc.; American Homecare Federation; BioRx, LLC; Comfort Infusion, Inc.; MedPro Rx, Inc.; Diplomat Specialty Pharmacy of Philadelphia; Diplomat Specialty Pharmacy of Boothwyn; At-Home; XAS; Diplomat Specialty Pharmacy of Los Angeles County, Inc.; Accurate Rx Pharmacy Consulting, LLC; WRB Communications, LLC; Focus Rx Pharmacy Services, Inc.; and Focus Rx, Inc. In December 2017, the Company acquired LDI Holding Company, LLC, and in November, 2017, Pharmaceutical Technologies, Inc., whose aggregate 330 employees were excluded from this calculation. Wages and salaries were annualized for those included permanent employees that were on leave or not employed for the full year of 2017. The value of the Company's 401(k) plan contributions, commissions, bonuses and other perquisites were included in the calculation of total compensation for all active employees. In identifying the Median Employee, the compensation components (wages/salary, bonus, 401K contributions, commissions, and other perquisites) of each employee (excluding the CEO) were totaled and the employees' compensation was ranked from highest to lowest. The employee with the median total compensation was selected and identified as the Median Employee. After identifying the Median Employee, annual total compensation was calculated for the Median Employee using the same methodology we use for CEO Compensation.

	Chief Executive Officer	Median Employee
2017 Annual Total Compensation	$1,679,674	$41,648

Total Annual Compensation Pay Ratio	40.3	1

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Procedures for Related-Person Transactions

To assist the Company in complying with its disclosure obligations and to enhance the Company's disclosure controls, the Board approved a formal policy regarding related person transactions. A "related person" is a director, officer, nominee for director, or a more than 5% shareholder (of any class of the Company's voting stock) since the beginning of the Company's last completed fiscal year, and their immediate family members. A related person transaction is any transaction or any series of transactions in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Specifically, the policy establishes a process for identifying related persons and procedures for reviewing and approving such related person transactions. In addition, directors and executive officers are required to complete an annual questionnaire in connection with the Company's proxy statement for its annual meeting of shareholders, which includes questions regarding related person transactions, and such persons also are required to provide written notice to the Company's General Counsel or outside counsel of any updates to such information prior to the annual meeting. Further, the Company's legal, financial and other departments have established additional procedures to assist the Company in identifying existing and potential related person transactions and other potential conflict of interest transactions, including policies and procedures designed to comply with Auditing Standard No. 18 issued by the Public Company Accounting Oversight Board.

The Audit Committee and/or the independent directors of the Board review such proposed business transactions to ensure that the Company's involvement in such transactions is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party and is in the best interests of the Company and its shareholders.

The Board of Directors also has adopted a written Code of Business Conduct and Ethics for the Company in compliance with Sarbanes-Oxley, which is publicly available on our website at www.diplomat.is under the section Investors – Corporate Governance. Under the Code of Business Conduct and Ethics, the Company's employees, officers, and directors are discouraged from entering into any transaction that may cause a conflict of interest for the Company. In addition, they must report any potential conflict of interest, including related person transactions, to the General Counsel or the Compliance Officer, who then reviews and summarizes the proposed transaction for the Audit Committee.

Related Person Transactions Since January 1, 2017

Loans to the Company

The Company historically maintained a minority interest (currently, approximately 22%) in WorkSmart MD, LLC, also known as Ageology, though it fully impaired its investment during the fourth quarter of 2014. In transactions unrelated to the Company, in 2016, an affiliated entity owned by Mr. Hagerman loaned $5,175,000 to Ageology through December 2016. As of December 31, 2016, the affiliated entity had total loans outstanding to Ageology of $15,250,000.

In February 2017, the affiliated entity elected to convert its outstanding loans into additional equity. As a result of such conversion and additional equity investments in 2017 and 2018, the entity affiliated with Mr. Hagerman now owns approximately 43% of the voting equity of Ageology. Concurrently, in February 2017 the Company converted its $2.5 million in outstanding loans (which the Company had previously written off) into equity in Ageology, which resulted in the Company's ownership interest being approximately 22%. The Audit Committee approved the transaction following the consideration of the relative dilution that the Company might have experienced had Ageology obtained investment from an unaffiliated third party. In the first quarter of 2018, the affiliated entity loaned an additional $1,175,000 to Ageology.

Other Family Relationships

The Company employs Jennifer Hagerman, Mr. Hagerman's daughter, as its Vice President of Education and Quality. In this capacity, Ms. Hagerman directs Diplomat University, the Company's educational and training department that educates both Diplomat employees and external professionals seeking education in the specialty pharmacy industry. Ms. Hagerman also oversees the Company's quality assurance program and serves as the director of Diplomat's Postgraduate Year One Pharmacy Residency Program, which is accredited by the American Society of Health-System Pharmacists. Ms. Hagerman was voted President-elect of the Michigan Pharmacists Association by its membership in November 2013. Ms. Hagerman earned the following compensation for her services during fiscal 2017: base salary, $191,750; discretionary and performance-based bonuses, $54,372 in the aggregate; car allowance, $9,620; 401(k) matching contribution, $6,692; equity awards of 2,589 RSUs with a grant date fair value of $37,930 in the aggregate and 5,703 time-vested options with an exercise price of $14.65 and a grant date fair value of $31,031 in the aggregate; and a retention award of 50,000 time-vested options with an exercise price of $14.65. The options vest in 25% increments on each of the first, second, third and fourth anniversaries of the respective grant date, with full vesting for each achieved in April 2021. The RSUs cliff vest in March 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of our common stock as of April 18, 2018 by (A) each of the directors, nominees, and named executive officers, (B) all of the directors and executive officers as a group, and (C) to our knowledge, beneficial owners of more than 5% of our common stock. As of April 18, 2018, there were 74,082,806 shares of our common stock outstanding. Unless otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed below.

Name of Beneficial Owner	Shares Owned	Right to Acquire (1)	Total	Aggregate Percent of Class
Philip R. Hagerman(2)	17,698,363	115,089	17,813,452	24.0
Regina Benjamin	5,644	—	5,644	*
David Dreyer	15,658	—	15,644	*
Atul Kavthekar	2,000	50,000	52,000	*
Kenneth O. Klepper	44,787	—	44,787	*
Jeff Park	76,989	—	76,989	*
Gary Rice	—	228,322	228,322	*
Joel Saban	12,000	—	12,000	*
Shawn C. Tomasello	9,162	—	9,162	*
Paul Urick	3,194	—	3,194	*
Benjamin Wolin	14,281	—	14,281	*
Executive officers and directors as a group (10 persons)	17,878,884	393,411	18,272,295	24.7
Blackrock, Inc. (4) 55 East 52nd Street New York, NY 10055	6,754,710	—	6,754,710	9.1
The Vanguard Group (5) 100 Vanguard Blvd. Malvern, PA 19355	4,471,658	—	4,471,658	6.0
Janus Henderson Group PLC (3) 201 Bishopsgate EC2M 3AE, United Kingdom	4,232,996	—	4,232,996	5.7
Frontier Capital Management Co., LLC (6) 99 Summer Street Boston, MA 02110	3,824,190	—	3,824,190	5.2

*
Less than one percent.

(1)
Represents shares of our common stock issuable on the exercise of options that are currently exercisable or exercisable within 60 days of April 18, 2018.

(2)
Includes the following trusts for which Mr. Hagerman is the sole trustee and therefore may be deemed to have beneficial ownership: 1,330,099 shares of Common Stock held by the Philip R. Hagerman Revocable Trust; 3,900,091 shares of Common Stock held by the JH GST Trust; 1,311,292 shares of Common Stock held by the 2013 Irrevocable Exempt Trust for Jennifer K. Hagerman; 1,075,293 shares of Common Stock held by the 2013 Irrevocable Exempt Trust for Megan Lineberger; 313,337 shares of Common Stock held by the 2014 Irrevocable Exempt Trust for Jennifer K. Hagerman; 313,337 shares of Common Stock held by the 2014 Irrevocable Exempt Trust for Megan Lineberger; 263,500 shares of Common Stock held by the JH Marital Trust; 394,910 shares of Common Stock held by the Irrevocable Trust for Thomas Hagerman; 394,910 shares of Common Stock held by the Irrevocable Trust for Taylor Hagerman; 367,256 shares of Common Stock held by the Philip Hagerman 2014 Irrevocable Non-Exempt Trust fbo Taylor Hagerman; and 367,256 shares of Common Stock held by the Philip Hagerman 2014 Irrevocable Non-Exempt Trust fbo Thomas Hagerman. Also includes the following trusts for which Jocelyn Hagerman, Mr. Hagerman's wife, is the sole trustee: 1,475,876 shares of Common Stock held by the 2013 Irrevocable Exempt Trust for Thomas R. Hagerman; 1,475,876 shares of Common Stock held by the 2013 Irrevocable Exempt Trust for Taylor G. Hagerman; and 417,528 shares of Common stock held by the Jocelyn Hagerman Living Trust; and the following trusts for which Mrs. Hagerman is a co-trustee: 3,391,609 shares of Common Stock held by the 2007 Hagerman Family GST Trust; 313,337 shares of Common Stock held by the 2014 Irrevocable Exempt Trust for Thomas Hagerman; 313,337 shares of Common Stock held by the 2014 Irrevocable Exempt Trust for Taylor Hagerman; and 272,000 shares of Common Stock held by the PH Marital Trust. Mr. Hagerman disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(3)
Pursuant to Schedule 13G filed with the SEC on February 13, 2018.

(4)
Pursuant to Schedule 13G/A (Amendment No. 1) filed with the SEC on January 23, 2018. Blackrock, Inc. has sole power to vote 6,634,076 and sole power to dispose 6,754,710 shares.

(5)
Pursuant to Schedule 13G/A (Amendment No. 1) filed with the SEC on February 9, 2018. Vanguard Group Inc. has sole power to vote 53,209 shares, sole power to dispose 4,417,009 shares, shared power to vote 5,070 shares, and shared power to dispose 54,649 shares.

(6)
Pursuant to Schedule 13G filed with the SEC on February 7, 2018. Frontier Capital Management Co., LLC has sole power to vote 1,953,627 shares and sole power to dispose 3,824,190 shares.

AUDIT COMMITTEE REPORT

The Board has determined that each of the existing members of the Audit Committee is independent under applicable rules and regulations of the NYSE and the SEC. The Audit Committee operates under a written charter approved by the Board, which is reviewed annually by the Audit Committee and the Board, and is posted on the Investor Relations section of the Company's website at www.diplomat.is.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting and internal control functions, to review our reports filed with or furnished to the SEC that include financial statements or results, to monitor compliance with significant legal and regulatory requirements, and other risks related to financial reporting and internal control, and the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, currently BDO, and our internal audit team. See "Audit Committee Matters" below for a description of the Audit Committee's pre-approval policies regarding BDO's services. The Audit Committee further has the authority to engage independent advisors as it determines appropriate, apart from counsel or advisors hired by management. Management has the primary responsibility for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and compliance with applicable laws and regulations. BDO is responsible for performing an independent audit of the Company's consolidated financial statements and the effectiveness of the Company's internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) ("PCAOB") and for expressing their opinions thereon.

In 2017, among other matters, the Audit Committee:

  •
  Reviewed and discussed with management and BDO the unaudited quarterly financial statements included in each Quarterly Report on Form 10-Q filed with the SEC.

  •
  Reviewed and discussed with BDO the overall scope and plans for its audit for 2017.

  •
  Reviewed and discussed with management and BDO the audited consolidated financial statements, and BDO's opinion thereon, included in the Annual Report on Form 10-K for 2017 filed with the SEC and the 2017 annual report delivered to shareholders.

  •
  Discussed with BDO and management the adequacy of the Company's internal accounting controls, and accounting, financial, and auditing personnel.

  •
  Discussed with BDO the matters required to be discussed by PCAOB Auditing Standard No. 1301, (Communications with Audit Committees).

  •
  Received the written disclosures and the letter from BDO required by the applicable requirements of the PCAOB regarding BDO's communications with the Audit Committee concerning independence, and discussed with BDO its independence with respect to the Company, including any relationships which may impact its objectivity and independence and whether the provision of specified non-audit services is compatible with the auditors' independence under current guidelines.

Based on the foregoing, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 1, 2018.

Submitted by the Audit Committee:
David Dreyer, Chairman Kenneth O. Klepper Benjamin Wolin

AUDIT COMMITTEE MATTERS

Pre-Approval Policies and Procedures

In accordance with Audit Committee policy and applicable law, the Audit Committee must pre-approve all services to be provided by BDO, including audit services, audit-related services, tax services, and other services. In determining whether to pre-approve such services, the Audit Committee must consider whether the provision of such services is consistent with the independence of BDO. The full Audit Committee generally provides pre-approval for up to a year related to a particular defined task or scope of work and subject to a specific budget. In other cases, the chair of the Audit Committee may pre-approve such services between Audit Committee meetings pursuant to delegated authority from the Audit Committee; the chair then communicates such pre-approvals to the full Audit Committee at the next regularly scheduled meeting.

BDO Fees

The following table sets forth the fees we were billed for audit and other services provided by BDO in 2017 and 2016. All of such services described below were approved in conformity with the Audit Committee's pre-approval policies and procedures described above.

	2017 ($)	2016 ($)
Audit Fees(1)	1,001,432	882,120
Audit-Related Fees(2)	266,080	15,321
Tax Fees(3)	351,876	332,410

Total Fees	1,619,388	1,229,851

(1)
Audit fees in 2017 and 2016 consisted of services related to the audits of the consolidated financial statements and internal control over financial reporting, review of the interim financial statements, and consultation on accounting matters.

(2)
Audit-related fees in 2017 and 2016 consisted primarily of fees related to acquisition activity.

(3)
Tax fees in 2017 and 2016 consisted of tax compliance and various tax-related planning and research.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018

In accordance with applicable law, the Audit Committee has ultimate authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm. In February 2018, the Committee reappointed BDO to be our independent registered public accounting firm for 2018. BDO has served in such capacity initially in connection with the 2014 initial public offering, and has provided the Company with auditing services since 2008. See "Audit Committee Report" and "Audit Committee Matters" for additional information on BDO's services provided to us in 2017 and 2016.

As the Audit Committee has responsibility for the appointment of our independent registered public accounting firm, your ratification of the appointment of BDO is not necessary. However, the Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. Even if the shareholders ratify the appointment of BDO, the Committee may in its sole discretion terminate the engagement of BDO and direct the appointment of another independent registered public accounting firm at any time during the year, although it has no current intent to do so.

Representatives of BDO will attend the meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions from our shareholders.

The Board recommends that you vote FOR the ratification of the Audit Committee's appointment of BDO USA, LLP as our independent registered public accounting firm for 2018.

PROPOSAL NO. 3—ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Our Board proposes that shareholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC's rules (commonly known as a "say-on-pay" proposal). We recognize the interest our shareholders have in the compensation of our executive officers and we are providing this advisory proposal in recognition of that interest and as required by Section 14A of the Exchange Act. The next advisory say-on-pay vote will occur at our 2019 annual meeting of shareholders.

As described in detail under the heading "Compensation Discussion and Analysis," our named executive officer compensation program is designed to attract, motivate, and retain our named executive officers who are critical to our success, and to ensure alignment of such persons with shareholders. Under this program, our named executive officers are rewarded for their service to the Company, the achievement of specific performance goals, and the realization of increased shareholder value. We believe our executive officer compensation program also is structured appropriately to support our Company and business objectives, as well as to support our culture. The Compensation Committee regularly reviews the compensation program for our named executive officers to ensure the fulfillment of our compensation philosophy and goals.

Please read the "Compensation Discussion and Analysis," beginning on page 22, and the "Named Executive Officer Compensation Tables," beginning on page 34, for additional details about our named executive officer compensation program, including information about the target and earned compensation of our named executive officers in 2017.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote "FOR" the following resolution at the 2018 annual meeting:

  "RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure."

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or our Board. We value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC.

ADDITIONAL INFORMATION

Equity Compensation Plans

The following table sets forth certain information as of December 31, 2017 concerning our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,220,655(1)	$18.62(2)	3,173,954
Equity compensation plans not approved by security holders	—	—	—

Total	6,220,655	$18.62	3,173,954

(1)
Consists of (A) 501,244 outstanding options for our common stock under the 2007 Option Plan, (B) 5,617,048 outstanding options for our common stock under the 2014 Omnibus Incentive Plan, (C) 34,291 outstanding shares of restricted stock under the 2014 Omnibus Incentive Plan and (D) 68,072 outstanding RSUs under the 2014 Omnibus Incentive Plan.

(2)
Excludes restricted stock, which has no exercise price.

(3)
Consists of shares of common stock that may be issued pursuant to stock options, restricted stock, and other equity awards under the 2014 Omnibus Incentive Plan. No additional awards may be issued under the 2007 Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who beneficially own more than 10% of a registered class of our equity securities ("insiders") to file reports with the SEC regarding their pecuniary interest in our equity securities and any changes thereto, and to furnish copies of these reports to us. Based on our review of the insiders' forms furnished to us or filed with the SEC and representations made by the directors and applicable executive officers, no insiders failed to file on a timely basis a Section 16(a) report in 2017, except that Mr. Hagerman filed a late Form 4 related to a grant of RSUs awarded to him in April of 2017.

Availability of 2017 Annual Report to Shareholders

SEC rules require us to provide a copy of our 2017 Annual Report to shareholders who receive this proxy statement. Our 2017 annual report to shareholders includes our Annual Report on Form 10-K for 2017 (including certain exhibits). We will also provide copies of our 2017 annual report to shareholders, and to brokers, dealers, banks, voting trustees, and their nominees for the benefit of beneficial owners. Additional copies of the 2017 annual report to shareholders (excluding certain exhibits or documents incorporated by reference in our Annual Report on Form 10-K for 2017) are available to shareholders at no charge upon written request to: Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw Street, Flint, MI 48507 or on the Investors section of our website at www.diplomat.is.

Requirements for Submission of Shareholder Proposals and Nominations for 2019 Annual Meeting

Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2019 annual meeting of shareholders (pursuant to Rule 14a-8 of the Exchange Act), the proposal must be received by us at our principal executive offices (Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw Street, Flint, MI 48507) by the close of business (5:00 pm Eastern Time) on December 22, 2018. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Any shareholder director nomination or proposal of other business intended to be presented for consideration at the 2019 annual meeting, but not intended to be considered for inclusion in our proxy statement and form of proxy relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Exchange Act), must be received by us at the address stated above not less than 90 days and not more than 120 days before the first anniversary of the date of the 2018 annual meeting. Therefore, such notice must be received between February 12, 2019 and the close of business on March 14, 2019 to be considered timely. However, if our 2019 annual meeting occurs more than 30 days before or 60 days after June 12, 2018, we must receive nominations or proposals (A) not later than the close of business on the later of the 90th day prior to the date of the 2019 annual meeting or the 10th day following the day on which public announcement is made of the date of the 2019 annual meeting, and (B) not earlier than the 120th day prior to the 2019 annual meeting.

The above-mentioned proposals must also be in compliance with our By-Laws and the proxy solicitation rules of the SEC and the NYSE, including, but not limited to, the information requirements set forth in our By-Laws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements.

Solicitation by Board; Expenses

We will pay the cost of preparing, assembling, and mailing the proxy materials. We have requested banks, brokers, and other nominees to send the proxy materials to, and to obtain proxies from, the beneficial owners and we will reimburse such record holders for their reasonable expenses in doing so. In addition, our directors, officers, and regular employees may solicit proxies by mail, telephone, facsimile or in person, but they will not receive any additional compensation for such work.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 12, 2018

The 2018 proxy statement and 2017 annual report are available at https://materials.proxyvote.com/25456K.

Your cooperation in giving this matter your immediate attention and in voting your proxies promptly is greatly appreciated.

By Order of the Board of Directors,
Christina Flint General Counsel April 30, 2018

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/11/2018 for shares held directly and by 11:59 P.M. ET on 06/07/2018 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. DIPLOMAT PHARMACY, INC. 4100 SOUTH SAGINAW STREET FLINT, MI 48507 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/11/2018 for shares held directly and by 11:59 P.M. ET on 06/07/2018 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Class I Directors: Nominees 01 David Dreyer 02 Philip R. Hagerman 03 Shawn C. Tomasello The Board of Directors recommends you vote FOR proposals 2 and 3. 2Ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018. 3Advisory approval of named executive officer compensation. For 0 0 Against 0 0 Abstain 0 0 NOTE: The shares represented by this Proxy will be voted as directed. If no direction is indicated as to Items 1, 2, or 3, the shares will be voted as the Board recommends, as noted above. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000380275_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10K/AR Wrap are available at www.proxyvote.com DIPLOMAT PHARMACY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS - JUNE 12, 2018 The undersigned, a shareholder of DIPLOMAT PHARMACY, INC., hereby appoints Jeff Park and Eric Lehmann, and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, June 12, 2018, at 4:30 p.m., local time, or at any postponements or adjournments thereof. The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side of this card on each of the listed matters and in their discretion on any other matters which may properly come before the meeting or any postponement or adjournment thereof. Continued and to be signed on reverse side 0000380275_2 R1.0.1.17